Exhibit 99.2

--------------------------------------------------------------------------------
ANY TERM USED IN CAPITALIZED FORM THAT IS NOT DEFINED HEREIN BUT THAT IS DEFINED IN THE JOINT PREPACKAGED PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OF CONGOLEUM CORPORATION ("CONGOLEUM"), CONGOLEUM SALES, INC. ("CSI") AND CONGOLEUM FISCAL, INC. ("CFI," AND TOGETHER WITH CONGOLEUM AND CSI, THE "COMPANY"), ATTACHED HERETO AS EXHIBIT A, SHALL HAVE THE MEANING ASCRIBED TO SUCH TERM THEREIN AND SUCH DEFINITIONS ARE INCORPORATED HEREIN BY REFERENCE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THIS SOLICITATION ("SOLICITATION") IS BEING CONDUCTED TO OBTAIN SUFFICIENT ACCEPTANCES OF A PLAN OF REORGANIZATION BEFORE THE FILING OF VOLUNTARY REORGANIZATION CASES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. BECAUSE THE REORGANIZATION CASES HAVE NOT YET BEEN COMMENCED, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE. FOLLOWING THE COMMENCEMENT OF THE REORGANIZATION CASES, THE COMPANY EXPECTS TO SEEK PROMPTLY ORDERS OF THE BANKRUPTCY COURT (A) APPROVING THIS DISCLOSURE STATEMENT AS HAVING CONTAINED ADEQUATE INFORMATION AND THIS SOLICITATION OF VOTES AS HAVING BEEN IN COMPLIANCE WITH SECTION 1126(b) OF THE BANKRUPTCY CODE; AND (B) CONFIRMING THE PLAN.
--------------------------------------------------------------------------------

                              DISCLOSURE STATEMENT

               October 27, 2003 Prepetition Solicitation of Votes
          With Respect to the Joint Prepackaged Plan of Reorganization
                     Under Chapter 11 of the Bankruptcy Code

                                       of

                              CONGOLEUM CORPORATION
                              CONGOLEUM SALES, INC.
                             CONGOLEUM FISCAL, INC.

THE COMPANY HAS NOT COMMENCED CASES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AT THIS TIME. THIS DISCLOSURE STATEMENT SOLICITS ACCEPTANCES OF THE PLAN AND CONTAINS INFORMATION RELEVANT TO A DECISION TO ACCEPT OR REJECT THE PLAN.

--------------------------------------------------------------------------------
THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 5:00 P.M. PREVAILING EASTERN TIME ON DECEMBER 19, 2003, UNLESS THE COMPANY, IN ITS SOLE DISCRETION, AND FROM TIME TO TIME, EXTENDS THE VOTING DEADLINE BY WRITTEN NOTICE TO THE HOLDERS OR REPRESENTATIVES OF IMPAIRED CLAIMS AND INTERESTS AND THE VOTING AGENT, IN WHICH EVENT THE PERIOD DURING WHICH THE BALLOTS WILL BE ACCEPTED WILL TERMINATE AT 5:00 P.M. PREVAILING EASTERN TIME, ON SUCH EXTENDED DATE (THE "VOTING DEADLINE"). IN ORDER TO BE COUNTED, BALLOTS MUST BE RECEIVED BY THE ALTMAN GROUP, INC. (THE "VOTING AGENT") AT: THE ALTMAN GROUP, INC., CONGOLEUM CORPORATION -- PLAN BALLOTS, 60 EAST 42ND STREET, SUITE 405, NEW YORK, NY 10165, ON OR BEFORE THE VOTING DEADLINE.
--------------------------------------------------------------------------------

            The Company is providing this Disclosure Statement and the Exhibits hereto, the accompanying ballots, and the related materials delivered herewith pursuant to section 1126(b) of the Bankruptcy Code, in connection with this Solicitation of votes for the Joint Prepackaged Plan of Reorganization Under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al., a copy of which is annexed to this Disclosure Statement as Exhibit A.

            This Disclosure Statement is to be used solely in connection with an evaluation of the Plan; use of this Disclosure Statement for any other purpose is not authorized. This Disclosure Statement may not be reproduced or provided to others (other than to those advisors of any recipient of this Disclosure Statement who may review the information contained herein to assist such recipient in his, her or its evaluation of the Plan) without the prior written consent of the Company.

            THE PLAN PROVIDES, AMONG OTHER THINGS, FOR THE ISSUANCE OF INJUNCTIONS UNDER SECTIONS 105(a) AND 524(g) OF THE BANKRUPTCY CODE THAT RESULT IN THE CHANNELING OF ALL ASBESTOS RELATED LIABILITIES OF THE COMPANY INTO A TRUST AS MORE FULLY DESCRIBED HEREIN. SEE SECTION 6.7(g) - "THE DISCHARGE INJUNCTION" AND SECTION 6.7 (h) - "ASBESTOS CHANNELING INJUNCTION" FOR A DESCRIPTION OF SUCH INJUNCTIONS.

            As of the date of this Disclosure Statement, the Company has not filed petitions for reorganization under Chapter 11 of the Bankruptcy Code. If, however, the Company receives the acceptances required to confirm the Plan under section 1126(b) of the Bankruptcy Code and required to obtain the injunctions set forth in the Plan, the Company intends to file voluntary petitions for relief under Chapter 11 of the Bankruptcy Code, and to seek, as promptly thereafter as is practicable, confirmation of the Plan.

            PLEASE NOTE THAT THE COMPANY RESERVES THE RIGHT TO FILE THE REORGANIZATION CASES PRIOR TO THE VOTING DEADLINE.

            The Company intends to continue operating its business in the ordinary course during the Reorganization Cases and to seek to obtain the necessary relief from the Bankruptcy Court to pay its employees and trade creditors in full and in the ordinary course of its business. Asbestos Claims, Lender Secured Claims, ABI Claims and Congoleum Majority Interests are Impaired under the Plan; the Claims of Congoleum's other Creditors and Interest Holders are not Impaired under the Plan. Because acceptance of the Plan will constitute acceptance of all the provisions thereof, holders of Asbestos Claims, Lender Secured Claims, ABI Claims and Congoleum Majority Interests are urged to consider carefully the information regarding treatment of their Claims and Interests contained in this Disclosure Statement.

            The effectiveness of the Plan is subject to several material conditions precedent. There can be no assurance that those conditions will be satisfied. The Company presently intends to seek to consummate the Plan as promptly as practicable after the Confirmation Date. There can be no assurance, however, as to when or whether the Confirmation Date and the Effective Date actually will occur.

            Distributions under the Plan to Creditors of the Company (other than distributions to holders of Plan Trust Asbestos Claims) will be the responsibility of the Reorganized Debtors. Pursuant to section 524(g) of the Bankruptcy Code, distributions under the Plan to holders of Plan Trust Asbestos Claims will be the responsibility of the Plan Trust and the Reorganized Debtors will have no liability therefor.

            The terms of the Plan have been developed in the course of extensive discussions and negotiations among Congoleum, the Claimants' Representative, ABI and the Futures Representative. The boards of directors of each of the Company, CSI and CFI have approved the Plan and strongly recommend that holders of Claims and Interests entitled to vote on the Plan for purposes of sections 1126 and 524(g) of the Bankruptcy Code vote to accept it. The Claimants' Representative, the Pre-Petition Asbestos Claimants' Committee and the Futures Representative have approved the Plan's treatment of Asbestos Personal Injury Claims and strongly recommend that the holders of Asbestos Personal Injury Claims entitled to vote on the Plan for purposes of sections 1126 and 524(g) vote to accept the Plan. Letters in support of the Plan from the Company and the Futures Representative are included as part of this Solicitation Package. The Claimants' Representative, Joseph F. Rice, Esquire and Perry Weitz, Esquire, have participated in the negotiations and development of the Plan solely in their capacity as the representatives of certain holders of Asbestos Personal Injury Claims and not as the representative of all holders of Asbestos Personal Injury Claims. Holders of Asbestos Personal Injury Claims should consult with their personal counsel with respect to the Plan and the treatment of Asbestos Personal Injury Claims thereunder.

            Without approval of the arrangements set forth in the Plan, there can be no assurance that the Company will be able to emerge from an alternative case under Chapter 11 of the Bankruptcy Code, and not be forced into a liquidation under Chapter 7 of the Bankruptcy Code. The Company believes that if it is liquidated under Chapter 7, the distributions to Creditors would be delayed and would be significantly lower than the distributions contemplated by and under the Plan. See Section 7.3(a)(1) --"Best Interests Test" below.

            The Claimants' Representative is working for their respective individual clients in regard to the Plan and Disclosure Statement. Upon confirmation of the Plan, the Claimants' Representative reserves the right to seek compensation, subject to Bankruptcy Court approval, for the benefit bestowed on all Creditors.

            THE COMPANY BELIEVES THAT THE PLAN IS IN THE BEST INTERESTS OF THE COMPANY'S CREDITORS (INCLUDING THE HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS AND ASBESTOS PROPERTY DAMAGE CLAIMS). ACCORDINGLY, CREDITORS AND INTEREST HOLDERS ENTITLED TO VOTE IN FAVOR OF THE PLAN FOR PURPOSES OF SECTION 1126 OF THE BANKRUPTCY CODE OR FOR PURPOSES OF SECTION 524(g) OF THE BANKRUPTCY CODE ARE URGED TO VOTE IN FAVOR OF THE PLAN. TO BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED, EXECUTED, AND ACTUALLY RECEIVED BY THE VOTING AGENT NO LATER THAN 5:00 P.M., PREVAILING EASTERN TIME, ON DECEMBER 19, 2003, UNLESS THE COMPANY, IN ITS SOLE DISCRETION, EXTENDS THE VOTING

DEADLINE, BY WRITTEN NOTICE TO THE HOLDERS OR REPRESENTATIVES OF IMPAIRED CLAIMS AND INTERESTS AND THE VOTING AGENT, IN WHICH EVENT THE PERIOD DURING WHICH THE BALLOTS WILL BE ACCEPTED WILL TERMINATE AT 5:00 P.M., PREVAILING EASTERN TIME, ON SUCH EXTENDED DATE. CREDITORS AND INTEREST HOLDERS ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN ANNEXED HERETO AS EXHIBIT A, AND THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT UNDER ARTICLE 10, "RISKS OF THE PLAN" AND ARTICLE 11, "ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN," PRIOR TO CASTING THEIR VOTES.

            In making a decision, Creditors and Interest holders must rely on their own examination of the Company and the terms of the Plan, including the merits and risks involved. Creditors and Interest holders should not construe the contents of this Disclosure Statement as providing any legal, business, financial or tax advice. Each Creditor or Interest holder should consult with his, her or its own legal, business, financial and tax advisors with respect to any such matters concerning this Disclosure Statement, this Solicitation, the Plan and the transactions contemplated thereby.

            This Disclosure Statement has not been filed with or reviewed by the Securities and Exchange Commission or any securities regulatory authority of any state under the Securities Act of 1933, as amended, or under any state securities or "blue sky" laws. The Plan has not been approved or disapproved by the Securities and Exchange Commission, and neither the Securities and Exchange Commission nor any state securities commission has passed upon the accuracy or adequacy of the information contained herein. Any representation to the contrary is a criminal offense. This Disclosure Statement does not constitute an offer of securities.

            No Person has been authorized by the Company in connection with the Plan or this Solicitation to give any information or to make any representation other than as contained in this Disclosure Statement and the exhibits annexed hereto or incorporated by reference or referred to herein, and, if given or made, such information or representation may not be relied upon as having been authorized or made by the Company.

            The statements contained in this Disclosure Statement are made as of the date hereof, and the delivery of this Disclosure Statement will not, under any circumstance, create any implication that the information contained herein is correct at any time subsequent to the date hereof. Estimates, if any, in respect of a Claim set forth in this Disclosure Statement or any exhibit hereto may vary from the amount ultimately Allowed in respect of such Claim by the Bankruptcy Court.

            THE SUMMARIES OF THE PLAN AND OTHER DOCUMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN ITSELF, THE EXHIBITS THERETO AND ALL DOCUMENTS DESCRIBED HEREIN AND THEREIN. Copies of any agreement described herein but not provided herewith may be obtained by contacting the Voting Agent in writing at: The Altman Group, Inc., at 60 East 42nd Street, Suite 405, New York, NY 10165, Attn: Mr. Ken Altman.

            The information contained in this Disclosure Statement, including, but not limited to, the information regarding the history, businesses, and operations of the Company, the historical financial information of the Company and the liquidation analysis relating to the Company is included herein solely for purposes of soliciting the acceptances required to confirm the Plan under section 1126(c) of the Bankruptcy Code and to obtain the Injunctions set forth in the Plan under section 524(g) of the Bankruptcy Code. As to any contested matters that may arise, however, such information is not to be construed as admissions or stipulations but rather as statements made in settlement negotiations.

            The Claimants' Representative, Joseph F. Rice, Esquire and Perry Weitz, Esquire, have participated in the negotiations and development of the Plan Documents, solely in their capacity as the representatives of certain holders of Asbestos Personal Injury Claims and not as the representative of all holders of Asbestos Personal Injury Claims. Holders of Asbestos Personal Injury Claims should consult with their personal counsel with respect to the Plan and the treatment of Asbestos Personal Injury Claims thereunder.

            The Pre-Petition Asbestos Claimants' Committee did not participate in all aspects of the initial negotiation and development of the Plan Documents, but did participate in the final negotiations, review and approval of such documents prior to their finalization.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE 1 INTRODUCTION ....................................................   1
       1.1.      This Solicitation - Purpose of Disclosure Statement ......   1
       1.2.      Voting Procedures ........................................   1
       1.3.      Voting Deadline ..........................................   2
       1.4.      Overview of the Reorganization ...........................   2
       1.5.      Overview of the Plan .....................................   3
       1.6.      Summary Description of Classes and Distributions .........   8

ARTICLE 2 GENERAL INFORMATION .............................................  12
       2.1.      Business of the Company Generally ........................  12
       2.2.      Factors Leading to the Need for Bankruptcy Relief ........  15

ARTICLE 3 THE PRE-PETITION PROCESS AND PAYMENT OF ASBESTOS CLAIMS .........  19
       3.1.      The Company's Reasons for Negotiating this
                 Prepackaged Plan .........................................  19
       3.2.      The Initial Negotiation Process ..........................  20
       3.3.      Selection of the Futures Representative ..................  26
       3.4.      Formation of the Pre-Petition Asbestos Claimants'
                 Committee ................................................  27
       3.5.      Retention of Professionals ...............................  27
       3.6.      Due Diligence Review .....................................  27
       3.7.      Plan Negotiations ........................................  28

ARTICLE 4 THE COMPANY: CORPORATE STRUCTURE AND MANAGEMENT .................  28
       4.1.      Boards of Directors of the Company .......................  28
       4.2.      Management of the Company ................................  29
       4.3.      Directors and Officers of the Reorganized Debtors ........  30
       4.4.      Employees and Union Contracts ............................  31
       4.5.      Debt and Equity Structure ................................  31
       4.6.      Other Matters ............................................  34

ARTICLE 5 ANTICIPATED EVENTS DURING THE REORGANIZATION CASES ..............  35
       5.1.      Commencement of the Reorganization Cases .................  35
       5.2.      Administration of the Reorganization Cases ...............  35
       5.3.      Creditors' Committee .....................................  36
       5.4.      Bankruptcy Court Approval of Selection of Futures
                 Representative ...........................................  36
       5.5.      Confirmation Hearing .....................................  37

ARTICLE 6 SUMMARY OF THE PLAN .............................................  37
       6.1.      General ..................................................  37
       6.2.      Classification ...........................................  37
       6.3.      Treatment of Administrative Claims and Priority Tax
                 Claims ...................................................  38
       6.4.      Treatment of Classified Claims and Interests .............  39

       6.5.      Means for Execution of the Plan ..........................  45
       6.6.      Executory Contracts and Unexpired Leases .................  47
       6.7.      Injunctions, Releases and Discharge ......................  48
       6.8.      Matters Incident to Plan Confirmation ....................  52
       6.9.      Retention of Jurisdiction ................................  53
       6.10.     Miscellaneous Provisions .................................  56

ARTICLE 7 CONFIRMATION OF THE PLAN ........................................  58
       7.1.      Acceptance or Rejection of the Plan ......................  58
       7.2.      Confirmation Hearing .....................................  62
       7.3.      Requirements for Confirmation ............................  62
       7.4.      Effect of Confirmation ...................................  68

ARTICLE 8 PLAN TRUST AND ASBESTOS CLAIMS RESOLUTION MATTERS ...............  68
       8.1.      Establishment and Purpose of the Plan Trust ..............  68
       8.2.      Funding of Plan Trust; Receipt of Trust Assets ...........  69
       8.3.      Discharge of Liabilities to Holders of Asbestos Claims ...  69
       8.4.      Excess Trust Assets ......................................  69
       8.5.      Trust Expenses ...........................................  70
       8.6.      Appointment of the Initial Trustee .......................  70
       8.7.      The Futures Representative ...............................  70
       8.8.      Appointment of Members of the Trust Advisory Committee ...  70
       8.9.      Assumption of Liabilities ................................  70
       8.10.     Indemnification of the Company and Reorganized
                 Congoleum by the Plan Trust ..............................  70
       8.11.     Establishment of the TDP .................................  71

ARTICLE 9 ESTIMATED CLAIMS BY CLASS .......................................  71
       9.1.      Claims other than Asbestos Claims ........................  71
       9.2.      Asbestos Claims ..........................................  72

ARTICLE 10 RISKS OF THE PLAN ..............................................  73
       10.1.     General ..................................................  73
       10.2.     Confirmation Risks .......................................  73
       10.3.     Insurance Coverage for Plan Trust Asbestos Claims ........  73
       10.4.     Distributions under the TDP ..............................  73
       10.5.     Risk of Post-Confirmation Default ........................  74

ARTICLE 11 ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN ......  74
       11.1.     Liquidation under Chapter 7 ..............................  74
       11.2.     Alternative Plan of Reorganization .......................  75

ARTICLE 12 CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ............  75
       12.1.     Tax Consequences to Congoleum ............................  76
       12.2.     Tax Consequences to the Plan Trust .......................  77

       12.3.     Tax Consequences to Certain Impaired Holders of Claims ...  78

ARTICLE 13 FINANCIAL INFORMATION ..........................................  79
       13.1.     General ..................................................  79

ARTICLE 14 SOURCES OF INFORMATION PROVIDED AND THE ACCOUNTING
           METHOD USED ....................................................  79
       14.1.     Sources of Information ...................................  79
       14.2.     Accounting Method ........................................  79

                                    EXHIBITS

Exhibit A   Joint Prepackaged Plan of Reorganization Under Chapter 11 of
            the Bankruptcy Code of Congoleum Corporation, et al.

Exhibit B   Liquidation Analysis

Exhibit C   Audited Financial Statements of Congoleum Corporation for the Year
            Ended December 31, 2002

Exhibit D   Unaudited Financial Statements of Congoleum Corporation for the
            Quarter Ended June 30, 2003

Exhibit E   Claimant Agreement

Exhibit F   Debtor-in-Possession Financing Term Sheet

                             ARTICLE 1 INTRODUCTION

1.1. This Solicitation - Purpose of Disclosure Statement

            The Company transmits this Disclosure Statement (prior to the commencement of the Reorganization Cases), pursuant to section 1126(b) of the Bankruptcy Code, for use in this Solicitation of votes to accept the Plan. The Company is commencing this Solicitation after extended discussions with, and the Plan is the product of negotiations with the Claimants' Representative, the Futures Representative and ABI. Additionally, the Plan has been reviewed and approved by the Pre-Petition Asbestos Claimants' Committee.

            This Solicitation is being conducted in order to obtain sufficient acceptances to enable the Plan to be confirmed by the Bankruptcy Court pursuant to the provisions of the Bankruptcy Code. This Disclosure Statement is being transmitted in order to provide adequate information to enable holders of Asbestos Personal Injury Claims, Lender Secured Claims, ABI Claims and the Congoleum Majority Interests, who are Impaired under the Plan, to make an informed judgment in exercising their right to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code. In addition, because all Plan Trust Asbestos Claims will be channeled into and addressed by the Plan Trust following the Effective Date of the Plan, this Disclosure Statement is being transmitted in order to provide adequate information to enable all holders of Plan Trust Asbestos Claims to make an informed judgment in exercising their right to vote to accept or reject the Plan under section 524(g) of the Bankruptcy Code. This Disclosure Statement is also being transmitted for informational purposes to certain holders of Claims and Interests who are not Impaired under the Plan.

            The Company believes that this pre-petition Solicitation will significantly simplify, shorten and reduce the cost of the administration of, and minimize disputes during, the Reorganization Cases. The Company also believes that this Solicitation will minimize any potential disruption of its business that could result from a traditional bankruptcy case, which could be contested and protracted, and will maximize the assets available to compensate injured Asbestos Claimants.

            The Company and ABI strongly recommend the Plan as being a fair and equitable method to address the Company's ongoing asbestos liability issues and encourage the Plan's acceptance by creditors entitled to vote. The Futures Representative, the Claimants' Representative and the Pre-Petition Asbestos Claimants' Committee strongly recommend the Plan as being a fair and equitable method to address the Company's ongoing asbestos personal injury liability issues and encourage the Plan's acceptance by Creditors entitled to vote. As the letter accompanying this Disclosure Statement indicates, the Futures Representative recommends that you vote to accept the Plan.

1.2. Voting Procedures

            At this time, the Company has not commenced cases under Chapter 11 of the Bankruptcy Code. Rather, the Company is soliciting acceptances of the Plan from (a) all known

Asbestos Claimants or their authorized representatives, (b) the holder of the Lender Secured Claim and (c) ABI as the holder of the ABI Claims and the Congoleum Majority Interests.

            Thus, the Company has sent ballots to duly appointed representatives of and/or all known holders of Asbestos Claims and the Lender Secured Claim, as well as ABI, with voting instructions and copies of this Disclosure Statement. Asbestos Claimants, the holder of the Lender Secured Claim and ABI should read the ballots carefully and follow the voting instructions. Asbestos Claimants, the holder of the Lender Secured Claim and ABI should only use the ballot for its Class that accompanies this Disclosure Statement.

            If at least two-thirds in amount and more than one-half in number of the claims of each Impaired Class of Claims that have voted on the Plan vote to accept the Plan, and at least seventy-five percent (75%) of the holders of Asbestos Personal Injury Claims to be channeled into and addressed by the Plan Trust that have voted on the Plan vote to accept the Plan, and such votes are received (and not validly revoked) by the Voting Deadline (the "Requisite Acceptances"), the Company expects to commence the Reorganization Cases and to seek confirmation of the Plan promptly. If the Company does not receive the Requisite Acceptances by the Voting Deadline, or unforeseen events occur, it will be forced to evaluate other available options, including filing traditional, non-prepackaged reorganization cases.

            The Company explicitly reserves the right to file the Reorganization Cases at any time prior to the expiration of the Voting Deadline.

1.3. Voting Deadline

            IN ORDER TO BE COUNTED FOR VOTING PURPOSES, BALLOTS MUST BE RECEIVED BY THE VOTING AGENT BY 5:00 P.M. PREVAILING EASTERN TIME ON DECEMBER 19, 2003 UNLESS THE COMPANY, IN ITS SOLE DISCRETION, EXTENDS THE VOTING DEADLINE, BY WRITTEN NOTICE TO THE HOLDERS OR REPRESENTATIVES OF IMPAIRED CLAIMS AND INTERESTS AND THE VOTING AGENT, IN WHICH EVENT IN ORDER TO BE COUNTED FOR VOTING PURPOSES, BALLOTS MUST BE RECEIVED BY THE VOTING AGENT BY 5:00 P.M., PREVAILING EASTERN TIME, ON SUCH EXTENDED DATE, IN EACH INSTANCE AT THE FOLLOWING ADDRESS:

                             The Altman Group, Inc.
                    Re: Congoleum Corporation - Plan Ballots
                              60 East 42nd Street,
                          Suite 405 New York, NY 10165

1.4. Overview of the Reorganization

      (a)   Brief Explanation of Chapter 11

            Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of its creditors and shareholders. In addition to permitting rehabilitation of the debtor, Chapter 11 promotes equality of treatment of creditors and equity security holders who hold substantially similar claims against or interests in the debtor and its assets. In furtherance of these two goals, upon the filing of a petition for relief under Chapter 11, section 362 of the Bankruptcy Code provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the Chapter 11 case.

            THE CONSUMMATION OF A PLAN OF REORGANIZATION IS THE PRINCIPAL OBJECTIVE OF A CHAPTER 11 CASE. A PLAN OF REORGANIZATION SETS FORTH THE MEANS FOR TREATING CLAIMS AGAINST AND EQUITY INTERESTS IN A DEBTOR. CONFIRMATION OF A PLAN OF REORGANIZATION BY THE BANKRUPTCY COURT MAKES THE PLAN BINDING UPON THE DEBTOR, ANY PERSON OR ENTITY ACQUIRING PROPERTY UNDER THE PLAN, AND ANY CREDITOR OF, OR INTEREST HOLDER IN, THE DEBTOR, WHETHER OR NOT SUCH CREDITOR OR INTEREST HOLDER (I) IS IMPAIRED UNDER OR HAS ACCEPTED THE PLAN OR (II) RECEIVES OR RETAINS ANY PROPERTY UNDER THE PLAN. SUBJECT TO CERTAIN LIMITED EXCEPTIONS AND OTHER THAN AS PROVIDED IN THE PLAN ITSELF OR IN THE CONFIRMATION ORDER, THE CONFIRMATION ORDER DISCHARGES THE DEBTOR FROM ANY DEBT THAT AROSE PRIOR TO THE DATE OF CONFIRMATION OF THE PLAN AND SUBSTITUTES THEREFOR THE OBLIGATIONS SPECIFIED UNDER THE CONFIRMED PLAN.

1.5. Overview of the Plan

            The following is a brief summary of certain information contained elsewhere in this Disclosure Statement and in the Plan. The summary is necessarily incomplete and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Disclosure Statement, the exhibits hereto and the other Plan Documents.

            The Plan is a product of extensive efforts by Congoleum, ABI, the Claimants' Representative and the Futures Representative to negotiate a plan of reorganization for the Company that is fair and equitable to all parties in interest and that provides for the issuance of injunctions under sections 105(a) and 524(g) of the Bankruptcy Code that result in the channeling of asbestos related liabilities of Congoleum and the derivative asbestos related liabilities of ABI to the Plan Trust. As a result of these efforts, the Pre-Petition Asbestos Claimants' Committee, a group consisting of a broad spectrum of representatives of the holders of Asbestos Personal Injury Claims, was formed and ultimately reviewed and approved the Plan.

            The Plan provides for, among other things, payment in full of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Claims, Allowed General Unsecured Claims and the establishment of the Plan Trust to satisfy Plan Trust Asbestos Claims. Lender Secured Claims will be restructured as obligations under the Amended Credit Agreement and Senior Note Claims are not Impaired or affected by the Plan. The Plan shall be binding on all parties holding Claims, whether asserted or not, against Congoleum.

            The essential elements of the reorganization contemplated by the Plan include, among other things:

      (a) the creation of the Plan Trust which is intended to be a "qualified settlement fund" within the meaning of Section 1.468B - 1(a) of the Treasury Regulations promulgated under Section 468B of the IRC, that will assume the liabilities of the Debtors with respect to all Plan Trust Asbestos Claims and will use Plan Trust Assets and income to pay Plan Trust Asbestos Claims as provided in the Plan and the Plan Trust Documents;

      (b)   the funding of the Plan Trust with the Plan Trust Assets;

      (c) the classification of Claims and Interests and the treatment of such Claims and Interests under the Plan;

      (d) the payment of Claims in accordance with the requirements of the Bankruptcy Code;

      (e) the establishment and implementation of the TDP as provided in the Plan Trust Agreement for the fair and even-handed resolution of those Unsecured Asbestos Personal Injury Claims which have not yet been agreed as to amount and any Demands;

      (f)   the procedure for addressing and resolving Disputed Claims;

      (g) the issuance of certain injunctions, including but not limited to, the Discharge Injunction and the Asbestos Channeling Injunction;

      (h) amendment and restatement of the Existing Credit Agreement; (i) the governance and management of the Reorganized Debtors; and (j) the retention of jurisdiction by the Bankruptcy Court.

            Collateral Trust. The Collateral Trust was established in April 2003, and amended on June 6, 2003, pursuant to the terms of the Asbestos Settlement Documents. All Qualified Pre-Prepetition Settlement Claimants are to be paid in accordance with the provisions of the Asbestos Settlement Documents. All those Asbestos Claimants who, pursuant to the Claimant Agreement have settled asbestos related bodily injury claims against Congoleum and have thereby become Participating Claimants are to be paid in accordance with the Claimant Agreement and the Collateral Trust Agreement. The Asbestos Claims of Pre-Petition Settlement Claimants and Participating Claimants (collectively, "Qualified Claimants") are secured as and to the extent provided in the Asbestos Settlement Documents. The Collateral (as defined in the Security Agreement) securing the Asbestos Claims of the Qualified Claimants is held by the Collateral Trust and generally includes all of Congoleum's right to receive payment from its insurers, net of, among other things, fees, expenses and disbursements incurred in connection with efforts to collect such amounts, as more fully described in the Security Agreement.

            Plan Trust. The Collateral Trust by its own terms terminates upon, among other things, the transfer of the assets of the Collateral Trust to the Plan Trust on the Effective Date, as provided in the Plan. The Plan Trust will preserve the rights and payment priorities of the Collateral Trust's beneficiaries, as stated in the Collateral Trust Agreement. All then asserted Plan Trust Asbestos Claims, including the Claims asserted by Participating Claimants, or to be asserted in the future by Unknown Asbestos Claimants, will be assumed by and transferred to the Plan Trust.

            The Plan Trust will be funded with the Plan Trust Assets which will include, without limitation, the following assets and any income, profits and proceeds derived therefrom:

            o Promissory Note issued by Congoleum and payable to the Plan Trust, in the initial aggregate principal amount of $2,738,234.75 (the "Original Principal Amount") which represents 51% of the market capitalization of Congoleum as of June 6, 2003, with such amount being subject to increase in the amount, if any, by which 51% of Congoleum's market capitalization, based on the average trading prices at the close of trading for the 90 consecutive trading days ending June 30, 2005, or, if later, the average trading prices at the close of trading for the 90 consecutive trading days beginning on the one year anniversary of the Effective Date, exceeds the Original Principal Amount;

            o     the Asbestos Insurance Rights;

            o     the proceeds of the Asbestos Insurance Settlement Agreements;

            o     the proceeds of the Asbestos In-Place Insurance Coverage;

            o     the proceeds of the Asbestos Insurance Actions;

            o     the proceeds of the Asbestos Insurance Action Recoveries;

            o     the proceeds of the Asbestos Property Damage Insurance Rights;

            o     the proceeds of the Asbestos Property Damage Insurance
                  Coverage;

            o the grant of a security interest in the Pledged Stock and the Other Collateral under the Pledge Agreement;

            o     the ABI Contribution; and

            o     the Additional Plan Trust Contribution (if payable).

            On the occurrence and during the continuance of an Event of Default with respect to the Promissory Note which remains uncured after the applicable cure period, the Plan Trust, as holder of the Promissory Note, will generally be entitled, among other things, to accelerate the amount owing under the Promissory Note and exercise its rights under the Pledge Agreement with respect to the Pledged Stock and the Other Collateral.

            Treatment of Secured Asbestos Claims: The full amount of the Asbestos Claims of Qualified Pre-Petition Settlement Claimants are secured and such Claims will be paid by the Plan Trust in accordance with the provisions of the Asbestos Settlement Documents (including priority of payments subject to the payment of Plan Trust Expenses) which shall be incorporated in the Plan Trust Agreement and TDP. The Asbestos Claims of Qualified Participating Claimants are Secured Asbestos Claims to the extent of seventy-five percent (75%) of the liquidated settlement amounts. On the Effective Date all assets in the Collateral Trust will be transferred to the Plan Trust and the Plan Trust will assume the obligations of the Collateral Trust as set forth in the Plan. After the Effective Date, Secured Asbestos Claims will be paid, subject to the payment of Plan Trust Expenses, by the Plan Trust in accordance with the Participating Claimants' rights under the Asbestos Settlement Documents which shall be incorporated in the Plan Trust Agreement and TDP.

            Treatment of Unsecured Asbestos Personal Injury Claims: Plan Trust Asbestos Claims, including the unsecured portion of the liquidated Asbestos Claims of Participating Claimants and Unknown Asbestos Personal Injury Claims, will be paid by the Plan Trust in accordance with the trust distribution procedures to be established as part of the Plan Trust.

            Treatment of Asbestos Property Damage Claims: Allowed Asbestos Property Damage Claims will be paid from the Asbestos Property Damage Claim Sub-Account in accordance with procedures established pursuant to the Plan Trust Agreement.

            Indemnification Under the Plan Trust: As and to the extent provided in the Plan Trust Agreement, the Reorganized Debtors shall be entitled to indemnification from the Plan Trust for any expenses, costs and fees (including reasonable attorneys' fees and costs, but excluding any such expenses, costs and fees incurred prior to the Effective Date), judgments, settlements, or other liabilities arising from or incurred in connection with a Plan Trust Asbestos Claim, including, but not limited to, indemnification or contribution for Plan Trust Asbestos Claims prosecuted against the Reorganized Debtors but excluding any amounts paid prior to the Effective Date by the Debtors or their past or present Representatives, any amounts paid or incurred by the Reorganized Debtors or their Representatives whether before or after the Effective Date, in connection with an Asbestos Property Damage Claim and any amounts paid or incurred by the Debtors or Reorganized Debtors after the Effective Date in connection with liquidating ABI Asbestos Personal Injury Indemnity Claims.

            Based upon Congoleum's knowledge of its current and future operations, current and future financial projections and current Asbestos Claims, and the general asbestos liabilities of similarly situated companies, it is anticipated that the Plan Trust may not be able to pay in full all Plan Trust Asbestos Claims as they are liquidated and may not be able to pay all Plan Trust Asbestos Claims in full over time. However, it can be stated with certainty that
(a) Congoleum has committed substantial resources for the payment of Plan Trust Asbestos Claims, far exceeding those resources allocated to any other creditor group under the Plan; and (b) the mechanisms of the Plan Trust have been designed to provide reasonable assurance that the Plan

Trust will value, and will be in a financial position to pay, similar present and future Plan Trust Asbestos Claims against the Debtors in substantially the same manner. The Plan Trust will be administered by the Plan Trustee pursuant to the Plan Trust Agreement and the procedures contained therein.

            Injunctions: The Plan will permit the businesses of the Reorganized Debtors to operate free of asbestos-related claims and litigation, through the operation of the following injunctions pursuant to sections 105, 524(g) and 1141 of the Bankruptcy Code (the "Injunctions"):

            Discharge Injunction: The Reorganized Debtors will be protected from Claims and litigation by Congoleum's discharge and the Discharge Injunction, which will prohibit and enjoin the taking of any legal action against Congoleum, Reorganized Congoleum and others based upon any Claim, Asbestos Claim or Demand. For a complete description of the Discharge Injunction, see Section 11.1 of the Plan.

            Asbestos Channeling Injunction: The Plan provides for an injunction pursuant to section 524(g) of the Bankruptcy Code with respect to Plan Trust Asbestos Claims against the Debtors, Reorganized Debtors and any Protected Party.

            Management: On the Effective Date, the management, control and operation of the Reorganized Debtors will become the responsibility of the boards of directors of the Reorganized Debtors. The boards of directors will be comprised of the same person(s) who serve as director(s) of the Debtors immediately prior to the Confirmation Hearing. The current officers of the Company will serve as the initial officers of the Reorganized Debtors.

            Plan Classes: The Plan divides all Claims and Interests into 14 different Classes. Each Claim will receive the same treatment as all other Claims in the same Class under the Plan, so that the applicable terms of the Plan for each Claim depend upon its classification. Section 1.6 -- "Summary Description of Classes and Distributions" below, contains a summary description of the treatment of each Class under the Plan, including whether the Class is Impaired or Unimpaired by the Plan and whether the Claims in the Class are channeled into and addressed by the Plan Trust. If a Class is Impaired by the Plan, that Class is entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code. If the Claims in a Class are channeled to, addressed, processed and paid by the Plan Trust in accordance with the Plan Trust and the TDP, that Class is entitled to vote in favor of or against the Plan under section 524(g) of the Bankruptcy Code.

            TDP: The TDP to be adopted by the Plan Trust pursuant to the Plan Trust Agreement will establish procedures to assign a value to all Claims under the TDP and determine the timing and amount of payments to be made in respect of all Asbestos Personal Injury Claims (other than the Asbestos Personal Injury Claims of Qualified Claimants (the "TDP Valued Asbestos Claims"). It is anticipated that the TDP will reduce expenses significantly, which expenses would otherwise reduce Plan Trust Assets available for distribution. All holders of TDP Valued Asbestos Claims will benefit from such cost savings, by maximizing the assets which are to be used for the payment of such Claims. A copy of the current form of the TDP is attached as Exhibit "H" of the Plan. It is possible that the TDP may be modified prior to the Effective Date and after the Effective Date from time to time in accordance with the terms of the TDP and the Trust Agreement.

1.6. Summary Description of Classes and Distributions

            The distributions to each Class are summarized in the table set forth below. The table is qualified in its entirety by reference to the more detailed and complete descriptions set forth in the Plan and elsewhere in this Disclosure Statement.

      (a) Treatment of Administrative Claims and Priority Tax Claims

Description of Claims    Description of Distribution or Treatment Under the Plan

Administrative Claims    Unless the Debtors and the holder of an Allowed
                         Administrative Claim agree to a different treatment, each holder of an Allowed Administrative Claim will receive Cash for the unpaid portion of such Allowed
                         Administrative Claim on the Distribution Date. However,
                         Administrative Claims incurred by the Debtors during the Reorganization Cases in the ordinary course of business or under a loan or advance which are not paid on or before the Effective Date will be paid by the Reorganized Debtors in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto.

Priority Tax Claims      Unless the holder of a Priority Tax Claim agrees to a
                         different treatment, each holder of an Allowed Priority
                         Tax Claim shall either (a) be paid in Cash in full on the Distribution Date or (b) at the Reorganized
                         Debtors' sole discretion, receive deferred Cash payments over a period not to exceed six years after the date of assessment of a value equal to such Allowed
                         Priority Tax Claim as of the Effective Date.

      (b) Treatment of Classified Claims and Interests

Description of Claims    Description of Distribution or Treatment Under the Plan
or Interests

Class 1 - Priority       Unless the Debtors and the holder of an Allowed
Claims                   Priority Claim agree to a different treatment, each
                         Allowed Priority Claim shall be paid in full on the Distribution Date. Class 1 is Unimpaired by the Plan.

Class 2 - Secured        On the Effective Date, the Plan Trust will
Asbestos Claims of       automatically assume all liability for Plan Trust
Qualified Pre-Petition   Asbestos Claims and the Reorganized Debtors will have
Settlement               no liability for Plan Trust Asbestos Claims.

Description of Claims    Description of Distribution or Treatment Under the Plan
or Interests

Claimants                The Secured Asbestos Claims of the Qualified
                         Pre-Petition Settlement Claimants are secured to the full extent of their liquidated settlement amounts, as determined under the Collateral Trust Agreement and the respective Pre-Petition Settlement Agreements. Each
                         Qualified Pre-Petition Settlement Claimant will, in respect of its Secured Asbestos Claim, be paid by the Plan Trust, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim, in Cash in accordance with the provisions of the Asbestos
                         Settlement Documents (including priority of payment) which will be incorporated in the Plan Trust Agreement and TDP. Class 2 is Impaired and holders of Class 2
                         Claims are entitled to vote to accept or reject the Plan.

Class 3 - Secured        On the Effective Date, the Plan Trust will
Asbestos Claims of       automatically assume all liability for Plan Trust
Qualified Participating  Asbestos Claims and the Reorganized Debtors will have
Claimants                no liability for Plan Trust Asbestos Claims. The
                         Asbestos Personal Injury Claims of the Qualified
                         Participating Claimants are Secured Asbestos Claims to the extent of seventy-five percent (75%) of the Qualified Participating Claimant's Settlement Amount.
                         The Qualified Participating Claimants will be paid by the Plan Trust, in full satisfaction, settlement, release, and discharge of and in exchange for such Secured Asbestos Claim, in Cash in accordance with the provisions of the Asbestos Settlement Documents
                         (including priority of payment) which will be incorporated in the Plan Trust Agreement and TDP. Each
                         Qualified Participating Claimant holds an Unsecured
                         Asbestos Personal Injury Claim in Class 10 with respect to twenty-five percent (25%) of his or her Qualified
                         Participating Claimant's Settlement Amount. Class 3 is
                         Impaired and holders of Class 3 Claims are entitled to vote to accept or reject the Plan.

Class 4 - Lender         On the Effective Date (i) the Existing Credit Agreement
Secured Claims           will be amended and restated in accordance with the
                         terms of the Amended Credit Agreement and the holder of an Allowed Lender Secured Claim shall be entitled to all the rights and benefits of a Lender under the Amended Credit Agreement and related documents; (ii) all indebtedness under the Existing Credit Agreement will be restructured into indebtedness under the Amended Credit Agreement; (iii) Reorganized Congoleum will execute and deliver a promissory note evidencing the revolving loan obligations of Reorganized Congoleum under the Amended Credit Agreement and related documents; (iv) the Reorganized

Description of Claims    Description of Distribution or Treatment Under the Plan
or Interests

                         Subsidiary Debtors will enter into new amended and restated guaranties pursuant to which the Reorganized Subsidiary Debtors shall grant a limited guaranty of the indebtedness of Reorganized Congoleum under the Amended Credit Agreement; (v) the Reorganized Debtors will enter into such documents, instruments and agreements reasonably requested by the holders of the Lender Secured Claims to confirm, affirm or grant to such holders a duly perfected first priority security interest in substantially all of the assets of the Reorganized Debtors owned on the Effective Date or thereafter acquired subject only to certain permitted liens; and (vi) the Reorganized Debtors will enter into such other documents, instruments and agreements as shall be reasonably requested by the holders of Lender Secured Claims pursuant to the terms of the Amended Credit Agreement and related documents. Class 4 is Impaired and the holder of the Class 4 Claim is entitled to vote to accept or reject the Plan.

Class 5 - Other          Secured Each holder of an Allowed Other Secured Claim
Claims                   shall retain unaltered the legal, equitable and
                         contractual rights (including, but not limited to, any Liens that secure such Claim) to which such Claim entitles such holder and such Allowed Other Secured
                         Claim shall be Reinstated on the Effective Date. Class
                         5 is Unimpaired.

Class 6 - Senior Note    Each holder of an Allowed Senior Note Claim shall
Claims                   retain unaltered the legal, equitable and contractual
                         rights to which such Claim entitles such holder and such Allowed Senior Note Claim shall be Reinstated on the Effective Date. Class 6 is Unimpaired.

Class 7 - General        General Unsecured Claims arise from or are related to
Unsecured Claims         the Company's present business operations and do not
                         involve or relate to Asbestos Claims. To the extent such General Unsecured Claims remain unpaid prior to the Effective Date, each holder of an Allowed General
                         Unsecured Claim shall retain unaltered the legal, equitable and contractual rights to which such Claim entitles such holder and such Allowed General Unsecured
                         Claim shall be Reinstated on the Effective Date. Class
                         7 is Unimpaired.

Class 8 - Workers'       Each holder of an allowed Workers' Compensation Claim
Compensation Claims      will be paid in the ordinary course pursuant to such
                         rights that exist under any state workers' compensation system or laws applicable to such Claims. Class 8 is Unimpaired.

Description of Claims    Description of Distribution or Treatment Under the Plan
or Interests

Class 9 - ABI Claims     ABI, as the holder of the ABI Claims shall receive the
                         following treatment: (a) all ABI claims (other than ABI
                         Asbestos Personal Injury Indemnity Claims, ABI Asbestos
                         Property Damage Indemnity Claims and Other ABI Asbestos
                         Claims) will be Reinstated; (b) the ABI Asbestos
                         Personal Injury Indemnity Claims will be channeled to and become the obligations of the Plan Trust, and be payable in accordance with the terms of the Plan and the TDP; and (c) the ABI Asbestos Property Damage
                         Indemnity Claims and Other ABI Asbestos Claims will be deemed Disallowed and expunged. Class 9 is Impaired and the holder of the Class 9 Claims is entitled to vote to accept or reject the Plan.

Class 10 - Unsecured     As of the Effective Date, all liability for all
Asbestos Personal        Unsecured Asbestos Personal Injury Claims as well as
Injury Claims            liability for all future Demands and Unknown Asbestos
                         Claims shall be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors shall have no liability therefor.
                         Each Unsecured Asbestos Personal Injury Claim, Unknown
                         Asbestos Claim and future Demand shall be paid on account of the unpaid Liquidated Value of such Claim or Demand as determined pursuant to the Plan Trust
                         Agreement and the TDP. The TDP shall apply to all holders of Unsecured Asbestos Personal Injury Claims,
                         Unknown Asbestos Claims and Demands, including any such holder who elects to resort to the legal system and obtains a judgment for money damages. Each holder of an Asbestos Personal Injury Claim shall be deemed to have assigned to the Plan Trust, and the Plan Trustee shall be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute, at the Plan Trustee's sole discretion with the consent and approval of the Trust Advisory Committee and the Futures
                         Representative, any Direct Action. The Plan Trustee may, at his sole discretion with the consent and approval of the Trust Advisory Committee and the Futures Representative, reassign such Direct Action to such holder at any time. Class 10 is Impaired and holders of Class 10 Claims are entitled to vote to accept or reject the Plan.

Class 11 - Asbestos      As of the Effective Date, all liability for all Allowed
Property Damage Claims   Asbestos Property Damage Claims shall be assumed,
                         automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors shall have no liability therefor. Each Allowed Asbestos Property
                         Damage Claim shall be paid solely from the Asbestos
                         Property Damage Claim Sub-Account on account of the unpaid

Description of Claims    Description of Distribution or Treatment Under the Plan
or Interests

                         Allowed Amount of such Claim pursuant to the Plan Trust Agreement. Class 11 is Impaired and holders of Allowed Class 11 Claims are entitled to vote to accept or reject the Plan.

Class 12 - Congoleum     On the Effective Date, ABI shall retain the Congoleum
Majority Interests       Majority Interests. To secure the obligations of
                         Reorganized Congoleum under the Promissory Note, the
                         Pledged Stock and Other Collateral shall be pledged by ABI to the Plan Trust pursuant to the Pledge Agreement and held by the Plan Trustee in accordance with the terms of the Pledge Agreement until such time as the Promissory Note is paid in full, or with regard to the Other Collateral, upon the Plan Trust assigning or transferring the Promissory Note. Class 12 is Impaired and the holder of the Congoleum Majority Interests is entitled to vote to accept or reject the Plan.

Class 13 - Congoleum     On the Effective Date, the holders of the Congoleum
Minority Interests       Minority  Interests shall retain such Interests.
                         Class 13 is Unimpaired.

Class 14 - Subsidiary    On the Effective Date, the holders of the Subsidiary
Interests                shall Interests retain such Interests. Class 14 is
                         Unimpaired.

                                    ARTICLE 2
                               GENERAL INFORMATION

2.1. Business of the Company Generally

      (a)   Congoleum

            Congoleum was incorporated in Delaware in 1986, but traces its history in the flooring business back to Nairn Linoleum Co. which began in 1886. Congoleum is the result of a 1986 merger between Resilco, Inc., a then subsidiary of a company previously known as Congoleum Industries, Inc., which subsidiary owned the resilient flooring operations that were later owned by Congoleum, and Resilient Acquisition Inc., a company formed for the purposes of merging with Resilco, Inc. The surviving corporation to that merger changed its name to Congoleum Corporation.

            In 1993, the business and assets of Congoleum and those of the Amtico Tile Division of ABI, which consisted of ABI's then existing U.S. flooring division (the "Tile Division"), were combined (the "Acquisition"). The Acquisition was effected through the organization of a new corporation, Congoleum Holdings Incorporated ("Congoleum Holdings"), to which Hillside Industries Incorporated ("Hillside Industries") contributed all of the outstanding capital stock of Resilient Holdings Incorporated ("Resilient"), the owner of all of the outstanding capital stock of Congoleum, and to which ABI contributed the assets and certain liabilities of the Tile Division. Upon consummation of the Acquisition, Congoleum Holdings owned all of the outstanding capital stock of Resilient, which, in turn, owned all of the outstanding capital stock of Congoleum, and Congoleum owned the Tile Division. The assets and liabilities comprising the Tile Division which were acquired by Congoleum in the Acquisition are held directly by Congoleum.

            Pursuant to the Acquisition, subject to certain exceptions, Congoleum is obligated to indemnify ABI for, among other things, all liabilities relating to ABI's former Tile Division, including, among others, liabilities related to product liability asbestos claims, to the extent that insurance proceeds related thereto are not actually recovered by ABI or ABI is not reimbursed or indemnified for those liabilities by any other source or entity (the "ABI Indemnification"). As of August 31, 2003, pursuant to the ABI Indemnification, Congoleum has paid ABI an aggregate amount of approximately $1.65 million for indemnified costs, expenses and liabilities incurred by ABI for asbestos-related claims pertaining to ABI's former Tile Division.

            In 1995, Congoleum completed a public offering (the "Offering") of 4,650,000 shares of its Class A common stock, par value $0.01 per share (the "Class A Common Stock"). The Class A Common Stock is entitled to one vote per share. Upon completion of the Offering, Congoleum implemented a Plan of Repurchase pursuant to which its two-tiered holding company ownership structure was eliminated through the merger of Congoleum Holdings, Resilient and Congoleum, pursuant to which Congoleum was the surviving corporation. Congoleum used most of the proceeds from the Offering to repurchase most of the shares of its Class B common stock, par value $0.01 per share (the "Class B Common Stock"), owned by Hillside (the "Repurchase"), which was, indirectly, the majority stockholder of Congoleum prior to the Repurchase. Congoleum's Class B Common Stock is generally entitled to two votes per share. As a result of the Repurchase, ABI acquired voting control of Congoleum.

            Since the Repurchase, ABI's equity ownership interest in Congoleum has further increased as a result of Congoleum's repurchases of its common stock combined with open market purchases by ABI of Congoleum's common stock. As of March 26, 2003, ABI's ownership of 151,100 shares of Class A Common Stock and 4,395,605 shares of Class B common stock represented 69.5% of the voting control of Congoleum.

            Congoleum produces both sheet and tile floor covering products with a wide variety of product features, designs and colors. Congoleum also produces through-chip inlaid products for both residential and commercial markets. In addition, Congoleum purchases sundries and accessory products for resale. Congoleum's products serve both the residential and commercial hard-surface flooring markets, and are used in remodeling, manufactured housing, new construction and commercial applications.

            Congoleum owns four manufacturing facilities located in Maryland, Pennsylvania and New Jersey and leases corporate and marketing offices in Mercerville, New Jersey, as well as storage space in Trenton, New Jersey, which are described as follows:

Location             Owned/Leased               Usage               Square Feet
--------------------------------------------------------------------------------
Finksburg, MD           Owned               Felt                       107,000
Marcus Hook, PA         Owned               Sheet Flooring           1,000,000
Trenton, NJ             Owned               Sheet Flooring           1,050,000
Trenton, NJ             Owned               Tile Flooring              282,000
Trenton, NJ             Leased              Warehousing                111,314
Mercerville, NJ         Leased              Corporate Offices           47,082

            The Finksburg facility consists primarily of a 16-foot wide felt production line.

            The Marcus Hook facility is capable of manufacturing rotogravure printed sheet flooring in widths of up to 16 feet. Major production lines at this facility include a 12-foot wide oven, two 16-foot wide ovens, a 12-foot wide printing press and a 16-foot wide printing press.

            The Trenton sheet facility is capable of manufacturing rotogravure printed and through-chip inlaid sheet products in widths up to 6 feet. Major production lines, all six-foot wide, include an oven, a rotary laminating line and a press. The examination, packing and warehousing of all sheet products (except products for the manufactured housing segment) occur at the Trenton plant distribution center.

            The Trenton tile facility consists of three major production lines, a four-foot wide commercial tile line, a two-foot wide residential tile line and a one-foot wide residential tile line.

            Productive capacity and extent of utilization of Congoleum's facilities are dependent on a number of factors, including the size, construction, and quantity of product being manufactured, some of which also dictate which production line(s) must be utilized to make a given product. Congoleum's major production lines were operated an average of 96% of the hours available on a five-day, three-shift basis in 2002, with the corresponding figure for individual production lines ranging from 36% to 142%.

            Although many of the Congoleum's manufacturing facilities have been substantially depreciated, Congoleum has generally maintained and improved the productive capacity of these facilities over time through a program of regular capital expenditures. Congoleum considers its manufacturing facilities to be adequate for its present and anticipated near-term production needs.

            Congoleum is one of many defendants in a large number of actions filed by individuals alleging injuries resulting from exposure to asbestos and asbestos-containing products, including resilient sheet vinyl and tile manufactured by Congoleum and tile manufactured by the Tile Division or, in the worker's compensation cases, from exposure to asbestos in the course of employment with Congoleum. Congoleum discontinued the manufacture of asbestos-containing sheet products in 1983 and asbestos-containing tile products in 1974. The increasing number of Asbestos Claims, and the costs and time involved in defending and settling Asbestos Claims, have begun to inhibit Congoleum's ongoing business operations.

            Congoleum is covered under liability insurance policies that provide coverage for Asbestos Claims. A description of Congoleum's historical asbestos liabilities is set forth in Section 2.2(a) -- "Asbestos Claims Against Congoleum" below. A description of certain Congoleum insurance assets relating to Asbestos Claims is located in Section 2.2(b) --"Congoleum's Insurance Coverage for Asbestos-Related Personal Injury Claims" below. A more detailed description of Congoleum's business and other material assets is located in
Article 4 -- "The Company: Corporate Structure and Management" below.

      (b)   CFI

            CFI was incorporated on January 24, 2003 under the laws of the State of New York as a wholly owned subsidiary of Congoleum Financial Corporation, which was a wholly owned subsidiary of Congoleum. On January 27, 2003, Congoleum Financial Corporation was merged with and into CFI, with CFI surviving the merger, and the separate legal existence of Congoleum Financial Corporation ceased. CFI is a wholly owned subsidiary of Congoleum and a limited guarantor of Congoleum's obligations under the Existing Credit Agreement.

            Congoleum Financial Corporation was incorporated on November 12, 1998 under the laws of the State of Delaware. Congoleum Financial Corporation's business included providing debt financing to Congoleum. As of the date of this Disclosure Statement, Congoleum did not have any debt outstanding with CFI.

      (c)   CSI

            CSI was incorporated on January 24, 2003 under the laws of the State of New York as a wholly owned subsidiary of Congoleum. CSI's business includes providing sales and promotion services for the purpose of promoting Congoleum's business. CSI is a limited guarantor of Congoleum's obligations under the Existing Credit Agreement.

2.2. Factors Leading to the Need for Bankruptcy Relief

      (a)   Asbestos Claims Against Congoleum

            Congoleum, along with many of its competitor sheet vinyl and tile manufacturers, has become the subject of numerous claims by individuals asserting bodily injury as a result of alleged exposure to asbestos-containing products. As a result of the explosion of asbestos claims and litigation in recent years, and the increasing costs of settlement and defense, the major sheet vinyl and tile manufacturers and many others in related industries, including distributors and contractors similar to Congoleum, have filed Chapter 11 proceedings.

            As of December 31, 2000, there were approximately 12,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. As of December 31, 2001, there were approximately 25,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. As of December 31, 2002, there were approximately 56,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. As of June 30, 2003, there were approximately 91,000 known claimants with Asbestos Personal Injury Claims pending against Congoleum. Thus, the number of known claimants with Asbestos Personal

Injury Claims pending against Congoleum has doubled in each of the past two calendar years, and nearly doubled in the first six months of this calendar year. It is and has been Congoleum's policy to conduct a detailed review and analysis of its asbestos-related liabilities.

            As of August 31, 2003, the latest date for which data was available at the time of the preparation of this Disclosure Statement, Congoleum was defending approximately 19,206 pending cases in a number of jurisdictions involving plaintiffs with diseases ranging from non-malignant diseases to mesothelioma including in excess of 100,000 Claimants. In 2003, approximately 3,533 new suits have been filed against Congoleum to date. In addition, Congoleum has been advised by a number of attorneys representing plaintiffs that they have filed claims against Congoleum for which notice has not yet been served or which have been added by amendments to existing complaints. While Congoleum cannot presently determine how many additional such claimants there may be, Congoleum has been advised by plaintiffs' counsel of over 10,000 additional filed claims, for which Congoleum has not yet been served.

            Costs per claim vary widely depending on a number of factors, including the nature of the alleged exposure, the injury alleged, and the jurisdiction where the claim was litigated. As of June 30, 2003, Congoleum has incurred defense and indemnity costs aggregating $61.5 million to resolve asbestos-related claims involving over 39,200 claimants, substantially all of which amount has been paid by Congoleum's insurance carriers or by assignments of future insurance recoveries.

            During the fourth quarter of 2002, Congoleum engaged an outside actuary to conduct an updated analysis of Congoleum's asbestos-related liabilities. Developments during the latter part of 2002 included a significant increase in claims filed against Congoleum and higher settlement requirements, and the exhaustion of primary insurance coverage combined with a dispute of coverage by certain of its excess insurance carriers. These developments in turn lead to Congoleum's announced plan to file for bankruptcy. In light of these changed circumstances, Congoleum and the outside actuary engaged to conduct the updated analysis do not believe a reasonable or meaningful determination of these liabilities for future claims can be developed. However, the study did conclude that the minimum gross liability for the 56,567 known claimants at December 31, 2002, using historical settlement payments, was $310 million. This amount does not include defense costs, liability for the 30,000 additional claimants purportedly existing at December 31, 2002, or for future claims, which the study concluded could not be reasonably determined in light of the available data and uncertainty arising from an announced bankruptcy filing. Congoleum's estimated minimum gross liability is substantially in excess of both the total assets of Congoleum as well as Congoleum's previous estimates made in prior periods of the maximum liability for both known and unasserted claims. Congoleum believes that it does not have the necessary financial resources to litigate and/or fund judgments and/or settlements of the asbestos claims in the ordinary course of business. Congoleum believes that its going concern or liquidation value is substantially less than the minimum gross liability for the known asbestos claims against it.

      (b) Congoleum's Insurance Coverage for Asbestos-Related Personal Injury Claims

            To date, Congoleum has discovered excess insurance policies (in whole or in part), or evidence of excess policies, that were issued to Congoleum beginning in 1954, and which Congoleum believes cover claims by third parties injured by its activities, including but not limited to the manufacture, sale, distribution, handling or installation of asbestos-containing products. Such policies obligate the insurers to pay amounts that Congoleum becomes liable to pay in connection with, among other things, claims alleging bodily injury. Generally, such policies also obligate the insurers to pay defense costs in connection with claims against Congoleum, either in addition to any otherwise applicable limits of liability of the policies, as in the case of primary and some excess policies, or subject to such limits of liability. The discussion in this Section 2.2(b) applies only to policy periods through 1985.

            The liability policies purchased by Congoleum generally provide two types of limits of liability. The first type, the "per occurrence" limit, generally limits the amount the insurer will pay in connection with a single "occurrence" to which the limit applies, as the term "occurrence" is defined in the policy. The second type, the "aggregate" limit, generally limits the total amount the insurer will pay in connection with all occurrences covered by the policy for bodily injury to which the aggregate limit applies.

            In the context of asbestos personal injury, the policies purchased by Congoleum generally provide coverage for two fundamental types of claims. The first type consists of claims in which the alleged exposure to asbestos is within the "products hazard" or the "completed operation's hazard" as those terms are defined in the policies. Such claims, referred to herein as "products" claims, include claims alleging exposure to asbestos-containing products manufactured or sold by Congoleum. Coverage for products claims may be subject to a specified annual aggregate limit of liability under some of the policies purchased by Congoleum.

            The second type of claim involves exposure not within the scope of the policies' products hazard or completed operations hazard. Such claims, referred to herein as "non-products" claims, include claims involving alleged exposure to asbestos-containing materials, whether or not manufactured by Congoleum while such materials were present at premises or facilities owned or operated by Congoleum or at locations where asbestos material may have been disposed of by Congoleum. Although non-products claims have been asserted against Congoleum, the vast majority of asbestos-related claims that have been brought to date are products claims.

            During the period in which Congoleum produced asbestos-containing products, Congoleum purchased primary and excess insurance policies providing in excess of $1 billion coverage for general and product liability claims. Through August 2002, substantially all asbestos-related claims and defense costs were paid through primary insurance coverage. In August 2002, Congoleum received notice that its primary insurance coverage was exhausted.

            The exhaustion of limits by one of the primary insurance companies was based on its contention that limits in successive policies were not cumulative for asbestos claims and that Congoleum was limited to only one policy limit for multiple years of coverage. Certain excess insurance carriers claimed that the non-cumulation provisions of the primary policies were not binding on them and that there remained an additional $13 million in indemnity coverage plus related defense costs before their policies were implicated. On April 10, 2003, the New Jersey Supreme Court ruled in another case involving the same non-cumulation provisions as in the Congoleum primary policies (the "Spaulding Case") that the non-cumulation provisions are invalid under New Jersey law and that the primary policies provide coverage for the full amount of their annual limits for all successive policies. Although Congoleum is not a party to this case, the decision in the Spaulding Case is likely binding on Congoleum and its primary insurance companies. Thus, based on the Spaulding Case decision, the primary insurance companies are obligated to provide the additional $13 million of coverage previously disputed by the excess carriers. As of December 31, 2002, Congoleum had entered into additional settlement agreements with asbestos claimants exceeding the $13 million amount of previously disputed coverage. While the excess carriers have objected to the reasonableness of these settlements, Congoleum believes that the primary insurance companies will now cover these settlements. Notwithstanding that the primary insurance companies will likely pay these settlements, Congoleum also believes that the excess carriers will continue to dispute the reasonableness of the settlements, contend that their policies still are not implicated and dispute their coverage for that and other various reasons in ongoing coverage litigation. The excess carriers have also raised various objections to Congoleum's planned reorganization strategy and negotiations.

            Given the actions of its excess insurance carriers, Congoleum believes it likely that, after primary policies cover $13 million in settlements, it will have to continue funding asbestos-related expenses for defense expenses and indemnity itself until it files for Chapter 11 protection.

      (c)   Coverage Litigation

            There is insurance coverage litigation currently pending between Congoleum and its excess insurance carriers, its former insurance brokers and the guaranty funds and associations for the State of New Jersey. The litigation was initiated on September 15, 2001, by one of Congoleum's excess insurers.

            On February 26, 2003, one of Congoleum's excess insurers filed an action for preliminary and permanent injunctive relief seeking, among other things, an order enjoining Congoleum from entering into the Pre-Petition Settlement Agreement and compelling Congoleum to allow insurers to participate in the settlement discussions. The insurers also sought permission to file amended counterclaims against Congoleum objecting to the terms of the Pre-Petition Settlement Agreement. On March 26, 2003, the court denied the insurers' request for injunctive relief.

            Since April 2003, the parties have conducted extensive discovery. Congoleum has produced numerous employees and other representatives for multiple days of depositions and has produced hundreds of thousands of pages of documents relating to the Pre-Petition Settlement Agreement and the proposed prepackaged bankruptcy proceeding.

            On or about July 11, 2003, certain upper layer excess insurers (i.e., those in the second excess layer and above) filed a motion for summary judgment seeking to dismiss

Congoleum's breach of contract claims as to such upper layer excess carriers. On August 26, 2003, the Court granted the defendants' motion. This ruling did not impact the declaratory judgment count of the coverage litigation. The court also held that the ruling is not a determination as to whether Congoleum had a right to enter into the Pre-Petition Settlement Agreement and may not be used by the insurers to determine Congoleum's ability to enforce insurance coverage for the Claims addressed in the Pre-Petition Settlement Agreement. The court also held that the question of whether there was a sound and reasonable basis for entering into the Pre-Petition Settlement Agreement was not and could not be decided by this motion. Congoleum is considering its right to file an interlocutory appeal and/or to seek reconsideration of the August 26, 2003 ruling.

            On September 10, 2003, one of Congoleum's excess insurers filed a motion for summary judgment seeking a ruling that the Pre-Petition Settlement Agreement is unreasonable and was entered into in bad faith as a matter of law. Congoleum disputes the factual and legal grounds cited by the insurers in support of this motion and will file an opposition brief. The motion is scheduled for oral argument on November 7, 2003. Although Congoleum strongly opposes the factual and legal positions asserted by the insurers, Congoleum cannot provide any assurances, one way or the other, with respect to the likely outcome of the court's ruling.

      (d)   Congoleum's Insurance Coverage for Asbestos Property Damage Claims

            The insurance policies purchased by Congoleum also provide coverage for claims asserting property damage. In the context of asbestos property damage, some, but not all, of Congoleum's primary policies provided separate property damage limits, and some policies included property damage limits within a combined single, overall policy aggregate or within the policy's products aggregate limit. Thus, the property damage limits have exhausted for some years and not other years under Congoleum's primary policies. Congoleum has identified certain primary insurance policies, set forth on Exhibit "A" to the Plan, that provide separate property damage coverage limits. As of the date of this Disclosure Statement, Congoleum estimates that approximately $2.8 million in primary coverage limits is available for and applicable to Asbestos Property Damage Claims only.

                                    ARTICLE 3
             THE PRE-PETITION PROCESS AND PAYMENT OF ASBESTOS CLAIMS

3.1. The Company's Reasons for Negotiating this Prepackaged Plan

            As both the volume of Asbestos Personal Injury Claims and the associated costs of defense and settlements increased, and as its principal insurers refused to make further payments or became insolvent, Congoleum became concerned about its ability to continue in business and to pay fair compensation to claimants injured by its historical operations. Beginning in October 2002, Congoleum consulted with its counsel regarding ways to compensate legitimate Asbestos Claimants while preserving Congoleum's business, including utilization of the special provisions of the Bankruptcy Code, including section 524(g), to accomplish this purpose.

            Congoleum had several options. First, it could have filed a petition for relief under Chapter 11 of the Bankruptcy Code at that time, and attempted to resolve all issues during the pendency of its bankruptcy proceedings. Congoleum concluded that this approach would have resulted in a long, protracted and expensive process, without assurance of any favorable outcome. Second, Congoleum could have remained out of bankruptcy and continued to defend against asbestos liability claims in the tort system, while litigating (or arbitrating) its complex coverage disputes with its key insurers. Congoleum concluded that this second approach would have resulted in the expenditure of substantial funds in litigation costs, again with no assurance of a favorable outcome.

            As a third option, Congoleum perceived an opportunity to implement a consensual resolution with Asbestos Claimants, without further litigation, while preserving its rights against its insurers and thus preserving value for future claimants and holders of Demands. Moreover, Congoleum realized that section 524(g) of the Bankruptcy Code, which is designed for companies with large numbers of asbestos-related claims, provides mechanisms for efficiently handling asbestos claims through a trust and increases the likelihood that the value of an operating business can be preserved.

            Congoleum chose the third option as the most efficient means of providing prompt and fair compensation to Asbestos Claimants while preserving the value of its business. In an effort to further reduce the cost and disruption of a bankruptcy filing, and to optimize the potential for preserving value, Congoleum simultaneously negotiated the Claimant Agreement, the Security Agreement and the Collateral Trust Agreement as described in Section 3.2 below. Congoleum also structured the Plan as a prepackaged plan, in which acceptances are being solicited prior to filing the Reorganization Cases, in an effort to reduce the duration and expense of the contemplated bankruptcy proceedings and the risk that the contemplated bankruptcy proceedings would have a material adverse impact upon Congoleum's business.

3.2. The Initial Negotiation Process

      (a)   General Background

            Congoleum and the Claimants' Representative commenced preliminary negotiations in December 2002. The negotiations focused first on the desirability of a possible plan of reorganization and the settlements required to position Congoleum for filing such a plan, and then on the terms of such a plan.

            The Claimants' Representative and Congoleum each evaluated the Asbestos Personal Injury Claims presently asserted against Congoleum. The parties examined historical data for Congoleum as well as other asbestos defendants. The Kenesis Group, LLP was retained by Congoleum to assist it in its assessment of Asbestos Personal Injury Claims values. An appropriate dollar figure for the settlement amounts was reached by the parties during the course of negotiations.

            As a result of these negotiations, Congoleum entered into the following agreements:

            (i) the Claimant Agreement with the Claimants' Representative pursuant to which Congoleum offered to settle existing Asbestos Claims and provide collateral for payment of a substantial portion of such claims (see
Section 3.2(c) -- "Claimant Agreement," below, for a description of the Claimant Agreement);

            (ii) the Collateral Trust Agreement with the Collateral Trustee which provides, among other things and subject to certain conditions precedent, for the receipt of certain payments from insurers and payment thereof to certain Asbestos Claimants (see Section 3.2(e) -- "The Collateral Trust Agreement," below, for a description of the Collateral Trust Agreement); and

            (iii) the Security Agreement with the Collateral Trustee pursuant to which Congoleum granted a security interest in Congoleum's rights under and proceeds of insurance coverage for asbestos-related liabilities to the Collateral Trustee for the benefit of the holders of Secured Asbestos Claims (see Section 3.2(f) -- "Security Agreement," below, for a description of the Security Agreement).

            Copies of any of the Asbestos Settlement Documents may be obtained by contacting the Voting Agent at: The Altman Group, Inc., 60 East 42nd Street, Suite 405, New York, NY 10165, Attn: Ken Altman.

            The settlement amounts established under the Asbestos Settlement Documents represent heavily negotiated figures that take into account factors, including the cost of inflation, the increases in settlement costs and jury awards and the costs of litigating unsubstantiated claims.

      (b)   Negotiations with Asbestos Insurance Companies

            Before ultimately deciding to pursue a prepackaged bankruptcy, beginning in July 2001 and continuing through December 2002, Congoleum attempted to resolve its disputes with its numerous asbestos insurance companies (collectively, the "Insurance Companies"). Those efforts were unsuccessful and Congoleum found itself facing potential serious cash flow problems due to the drain on resources from asbestos-related defense costs and concerns this uncertainty created on the part of suppliers and lenders. Considering its options, Congoleum decided to utilize the trust mechanisms provided by section 524(g) of the Bankruptcy Code to efficiently, promptly, and fairly resolve its asbestos liability claims.

            In a January 13, 2003 press release, Congoleum publicly stated its desire to resolve its asbestos liabilities by filing a Chapter 11 prepackaged plan. Congoleum's insurance counsel, Dughi, Hewit & Palatucci ("DH&P"), circulated the press release to all the Insurance Companies.

            The Insurance Companies expressed opposition to Congoleum's proposed plan to resolve its liability by filing a Chapter 11 prepackaged plan and requested meetings and on-going communications with Congoleum concerning, among other things, the negotiation and drafting of the Asbestos Settlement Documents. Congoleum met with representatives from several

Insurance Companies four times during February and March of 2003 and also forwarded to them drafts of the Claimant Agreement (a copy of which is attached hereto as Exhibit "E").

            The Insurance Companies requested some changes to the Asbestos Settlement Documents, and also continued to object to Congoleum entering into or finalizing the Claimant Agreement and other Asbestos Settlement Documents. Some of the changes to the Asbestos Settlement Documents requested by the Insurance Companies were implemented, but no settlement was reached between Congoleum and the Insurance Companies, and the Insurance Companies continued to object to terms contained in the Asbestos Settlement Documents.

            On April 18, 2003, Congoleum forwarded executed copies of the Claimant Agreement to, among other parties, the Insurance Companies.

      (c)   Claimant Agreement

            Under the terms of the Claimant Agreement, the amounts due to Qualified Participating Claimants are fixed by the compensable disease matrix attached to the Claimant Agreement. Each Qualified Participating Claimant must provide evidence of his or her bodily injury, sickness or disease and a verification that such Qualified Participating Claimant was exposed to asbestos or an asbestos-containing product for which Congoleum may have liability. In addition, each Qualified Participating Claimant must submit a release in a form acceptable to Congoleum. The Claims Reviewer will review such documentation submitted by each potential Qualified Participating Claimant in order to ensure its completeness and adequacy. If the documentation is incomplete or inadequate, the Claims Reviewer will inform Claimants' Counsel and such potential Qualified Participating Claimant shall have the opportunity to remedy the deficiency within the timeframe provided in the Claimant Agreement. If the documentation is complete and adequate, the Claims Reviewer will approve the Claim and forward such Claim for payment in accordance with the Claimant Agreement.

            The payment of the settlement amounts to the Qualified Participating Claimants is partially secured by a security interest granted to the Collateral Trustee in the Asbestos Insurance Collateral. See Section 3.2(f) -- "Security Agreement" for a general description of the lien granted in the Asbestos Insurance Rights. The security interest will secure an amount equal to seventy-five percent of the aggregate of all of the amounts for which Qualified Participating Claims are settled under the Claimant Agreement.

            Pursuant to the Claimant Agreement, Congoleum has advanced $1,000,000 to each Claimants' Representative to pay out-of-pocket expenses, reasonable professionals' fees and expenses, and other costs such counsel may have incurred or may incur in connection with (i) the negotiation and implementation of the Asbestos Settlement Documents, (ii) the negotiation of a prepackaged chapter 11 plan of reorganization for Congoleum, (iii) due diligence investigations related to a possible chapter 11 plan of reorganization; and (iv) defending the Claimant Agreement.

      (d)   Pre-Petition Settlement Agreements

            The Pre-Petition Settlement Agreements address the Claims of Pre-Petition Settlement Claimants with whom Congoleum entered into various settlement agreements. Pursuant to the Claimant Agreement, a UCC-1 financing statement was filed by the Collateral Trustee to perfect the lien securing the liabilities set forth in the Security Agreement. The Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants are secured to the full extent of their liquidated settlement amounts, as determined under the Collateral Trust Agreement and the respective Pre-Petition Settlement Agreement. Prior to the Effective Date, under the Collateral Trust Agreement, such Secured Asbestos Claims are to be paid by the Collateral Trust. On the Effective Date, the Plan Trust will automatically assume all liability for Secured Asbestos Claims and the Reorganized Debtors will have no liability for Secured Asbestos Claims. On the Effective Date, all of the Collateral Trust's right, title and interest in and to any assets or properties then held by the Collateral Trust will automatically be transferred and assigned to, and vest in, the Plan Trust free and clear of all Liens, Claims and encumbrances except for Liens filed for the benefit of Richard Arseneault, Kenneth Cook and Dennis Matthews and all rights with respect to such assets and properties shall be enforceable by the Plan Trust.

      (e)   The Collateral Trust Agreement

            Congoleum established the Collateral Trust to hold the security interest in the Asbestos Insurance Collateral (as defined therein) and to act as a vehicle to transfer the proceeds thereof to Secured Asbestos Claimants with respect to their Secured Asbestos Claims. Under the terms of the Collateral Trust Agreement, the Collateral Trust is the direct recipient of the proceeds of the Asbestos Insurance Collateral. Upon receipt of any such proceeds, the Collateral Trust shall distribute the funds in accordance with the procedures set forth in the Collateral Trust Agreement. The Collateral Trust shall transfer all of its assets and liabilities to the Plan Trust upon or as soon as practicable after the Plan Trust's establishment and the Plan Trust will preserve the rights of the beneficiaries of the Collateral Trust and provides for the transfer of such assets and liabilities.

            The Collateral Trustee is Arthur J. Pergament, who will serve until the earlier of his resignation or removal or the termination of the Collateral Trust. The Collateral Trustee at all times acts as a fiduciary of the Collateral Trust and in accordance with the Collateral Trust Agreement. The Collateral Trustee earns $195 per hour for his time devoted to business of the Collateral Trust. The hourly rate may be adjusted over time as appropriate with the consent of the Claimants' Representative. In addition, the Collateral Trustee is reimbursed for any reasonable out-of-pocket costs and expenses from the assets of the Collateral Trust.

            Wilmington Trust Company serves as the Delaware trustee for the Collateral Trust. The Delaware trustee is a trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss.ss. 3801 et seq. The Delaware trustee receives compensation from the Collateral Trust for its service as Delaware trustee at the rates detailed in a mutually acceptable fee agreement. The Collateral Trust shall reimburse the Delaware trustee for all reasonable out-of-pocket costs and expenses incurred by the Delaware trustee in connection with the performance of its duties, at the rates detailed in the fee agreement.

      (f)   The Security Agreement

            Congoleum granted to the Collateral Trustee a security interest in the Asbestos Insurance Collateral (as defined in the Collateral Trust Agreement), which consists generally of (i) all of Congoleum's claims, causes of action and rights to receive payment from its insurers for its benefit to satisfy claims against it, net of certain fees and expenses, and (ii) the proceeds of any of the above, net of certain fees and expenses. The Asbestos Insurance Collateral secures all of the Secured Asbestos Claims.

      (g)   Payment of Qualified Claims to be Made by the Collateral Trust1

            (1)   Qualified Claims

            Subject to the terms and conditions of the Asbestos Settlement Documents, the following persons and entities shall be entitled to receive payment from the Collateral Trust or the Plan Trust:

                  (A) An Asbestos Claimant as to which Congoleum notifies the Collateral Trustee in writing that such Asbestos Claimant who entered into a Pre-Existing Settlement Agreement or a Trial-Listed Settlement Agreement (as such terms are defined in the Collateral Trust Agreement) with Congoleum has satisfied the requirements to qualify for payment under the terms of the applicable Pre-Existing Settlement Agreement or Trial-Listed Settlement Agreement (an Asbestos Claimant who has qualified under either a Pre-Existing Settlement Agreement or a Trial-Listed Settlement Agreement shall be referred to herein as a "Qualified First Priority Claimant"). Such Qualified First Priority Claimant shall be paid the applicable amount specified in the notice of satisfaction of the requirements for payment provided by Congoleum to the Trustee (the "First Priority Settlement Amount"). First Priority Settlement Amounts shall be paid in the order in which such Asbestos Claimants become Qualified First Priority Claimants. Each Qualified First Priority Claimant's First Priority Settlement Amount shall be fully secured, and shall be reduced by the amount of all payments received by the Qualified First Priority Claimant from Congoleum, the Collateral Trust, or the Plan Trust.

                  (B) An Asbestos Claimant as to which the Claims Reviewer notifies the Collateral Trustee in writing that such Asbestos Claimant has satisfied the requirements to qualify as a Participating Asbestos Claimant (as defined in the Claimant Agreement). Such Participating Asbestos Claimant shall have a secured claim (the "Asbestos Claimant's Secured Claim") equal to seventy-five percent (75%) of the Participating Asbestos Claimant's Settlement Amount (as defined in the Claimant Agreement). Each Asbestos Claimant's Secured Claim shall be reduced by the amount of all payments received by the Participating Asbestos Claimant from the Collateral Trust or the Plan Trust.

----------
1 Capitalized terms used but not defined herein are defined in the Collateral Trust Agreement.

                  (C) A claims-handling entity ("Claims Reviewer") as designated by Congoleum with the consent of Claimants' Counsel (as defined in the Claimant Agreement) shall be paid its fees and costs as agreed (the "Claims Handling Fee"). Congoleum shall be reimbursed by the Collateral Trust for all or part of the Claims Handling Fee paid by Congoleum.

            (2) Payment of Qualified Claims

            The Collateral Trustee shall make payments from the Trust Assets from time to time to the extent that the Collateral Trustee believes it is prudent in light of the funds available for distribution as follows:

                  (A) The Collateral Trustee shall pay the Settlement Amounts owed to the Qualified First Priority Claimants in the order in which the Qualified First Priority Claimants become Qualified First Priority Claimants based upon notice from Congoleum.

                  (B) Following the payment in full of the Qualified First Priority Claimants, the Collateral Trustee shall pay to the Claims Reviewer and/or reimburse Congoleum for the Claims Handling Fee that has been paid by Congoleum to the Claims Reviewer.

                  (C) Following the payment in full of the Claims Handling Fee, the Collateral Trustee shall pay subsequent distributions up to $200 million in total distributions to Participating Asbestos Claimants on a pro-rata basis in an amount not to exceed each Participating Asbestos Claimants' Secured Claim.

                  (D) Following the payment of distributions aggregating $200 million to Participating Asbestos Claimants, the Collateral Trustee shall pay all subsequent distributions as follows:

                        (i) Fifty percent (50%) to Participating Asbestos Claimants on a pro-rata basis in an amount not to exceed each Participating Asbestos Claimants' Secured Claim; and

                        (ii) The remainder to a reserve account, which the Collateral Trustee shall maintain and hold until it is distributed (the "Reserve").

                  (E) Upon or as soon as practicable after the establishment by Congoleum of the Plan Trust, to the extent that it preserves the rights of the beneficiaries under the Collateral Trust Agreement and provides for the transfer of the Trust Assets, the Collateral Trustee shall release the security interests granted by the Security Agreement and pay any remaining Trust Assets to the Plan Trust in accordance with the plan of reorganization. If no Plan Trust is established on or before the later of (a) three (3) years from the date of the Collateral Trust Agreement or (b) such time as all Participating Asbestos Claimants' Secured Claims are paid in full, the Collateral Trustee will transfer any remaining Trust Assets, including the Reserve, to Congoleum.

                  (F) Notwithstanding anything in the Collateral Trust Agreement to the contrary, from time to time the Collateral Trustee shall deduct from the Trust Assets and shall pay (a) such amounts as are reasonably necessary to pay Administrative Expenses, and (b) any and all attorneys' fees or other professional fees, and related expenses and disbursements, incurred by or on behalf of Congoleum or any Congoleum successor in connection with the pursuit by Congoleum or any Congoleum successor of Congoleum's insurance coverage.

            (3) Pro Rata Distributions to Participating Asbestos Claimants

            All distributions from the Collateral Trust to Participating Asbestos Claimants shall be allocated to individual Participating Asbestos Claimants by multiplying the aggregate amount of the distribution to be made by a fraction, the numerator of which is the unpaid amount of the Participating Asbestos Claimant's Secured Claim and the denominator of which is the total of all remaining unpaid Participating Asbestos Claimants' Secured Claims.

      (h)   Payment of Plan Trust Asbestos Claims to be Made by the Plan Trust

            All Plan Trust Asbestos Claims shall be payable after the Effective Date by the Plan Trust in accordance with and to the extent provided in the Plan, the Plan Trust Agreement and the TDP to be established pursuant to the Plan Trust Agreement. See Article 8 -"Plan Trust and Asbestos Claims Resolution Matters" for a description of the Plan Trust Agreement.

3.3. Selection of the Futures Representative

            Congoleum considered candidates to serve as the Futures Representative to represent the interests of Asbestos Personal Injury Claimants who are presently unknown. After reviewing the qualifications and potential conflicts of certain candidates, and following careful deliberation, Congoleum asked R. Scott Williams to serve as the Futures Representative.

            Mr. Williams is a member of the Litigation Practice Group of Haskell Slaughter Young & Rediker, L.L.C. Mr. Williams holds degrees from the University of Illinois at Urbana-Champaign (B.A. 1985) and the University of Alabama School of Law (J.D. 1988). Prior to joining Haskell Slaughter Young & Rediker, L.L.C., Mr. Williams served United States Senator Howell Heflin as counsel to the United States Senate Judiciary Committee, and as judicial clerk to the Honorable Sharon Lovelace Blackburn of the United States District Court for the Northern District of Alabama. Mr. Williams was admitted to the Alabama Bar in 1988 and his practice specializes in bankruptcy and commercial litigation. Mr. Williams is a frequent lecturer and author on bankruptcy and commercial litigation related topics and he currently serves as a contributing editor to Collier on Bankruptcy (15th Ed. Revised). Mr. Williams is a past president of the Birmingham Bar Bankruptcy and Commercial Law Section and is a former member of the Birmingham Bar Executive Committee. In addition, Mr. Williams is an active member of the American Bankruptcy Institute and has served in a variety of leadership roles for that organization.

            Mr. Williams served as the futures representative in the prepackaged Chapter 11 case of In re Shook & Fletcher Insulation Co., U.S.B.C. N.D. Al., Case No.: 02-02771-BGC-11. Mr. Williams has never represented a current plaintiff, defendant, or insurer in connection with asbestos litigation against Congoleum, and, other than being selected as the Futures

Representative, has never had a relationship with, or connection to, Congoleum or any of its Affiliates.

3.4. Formation of the Pre-Petition Asbestos Claimants' Committee

            During the course of the final negotiations of the Plan Documents, various representatives of the holders of Asbestos Personal Injury Claims engaged in discussions with the Claimants' Representative concerning the possible pre-packaged bankruptcy filing by the Company. Such discussions culminated in the formation of the Pre-Petition Asbestos Claimants' Committee which consists of the following members: Perry Weitz, Esquire, Joe Rice, Esquire, Steve Kazan, Esquire, Russell Budd, Esquire, Bryan Blevins, Esquire, John Cooney, Esquire and Matt Bergmann, Esquire. The members of the Pre-Petition Asbestos Claimants' Committee represent a majority of the holders of Asbestos Personal Injury Claims and a diverse mix of the types of such Asbestos Claimants. While the Pre-Petition Asbestos Claimants' Committee did not have a role in the bulk of the negotiation of the Plan Documents, it has reviewed and approved such documents.

3.5. Retention of Professionals

            Congoleum has retained Saul Ewing LLP as its bankruptcy counsel and SSG Capital Advisors as its financial advisors. Congoleum also retained Gilbert Heintz & Randolph LLP to advise and assist it in the negotiation of a settlement with the Claimants' Representative and the formulation of a prepackaged plan of reorganization. Congoleum retained Kenesis Group as a consultant to assist Congoleum in the negotiation of the settlement of and the processing of certain Asbestos Claims. In addition, Dughi, Hewit & Palatucci, P.C. has served as Congoleum's insurance and coverage litigation counsel and Segal McCambridge, Singer & Mahoney Ltd. has served as litigation counsel to Congoleum to coordinate defense for Asbestos Claims. The Futures Representative engaged the law firm of Swidler Berlin Shereff Friedman, LLP as his legal counsel and CIBC World Markets Corp. ("CIBC") as his financial advisor. The Futures Representative and his professionals conducted their own due diligence review, including consulting with advisors to the Company and the Claimants' Representative.

3.6. Due Diligence Review

            The Claimants' Representative engaged L. Tersigni Consulting, P.C. ("LTC") to conduct a due diligence investigation of (a) the business affairs of Congoleum, (b) the equity value of Congoleum, and (c) the feasibility of a plan of reorganization. The Pre-Petition Asbestos Claimants' Committee has also been apprised of the results of the due diligence investigation undertaken by LTC and considered such results in connection with its review and approval of the Plan. LTC's due diligence review has consisted of a thorough investigation of the past and present business activities of Congoleum and the relationship between Congoleum and its Affiliates. Congoleum cooperated with LTC in its investigation and produced numerous documents in response to the requests of LTC. The Futures Representative retained CIBC to conduct a similar investigation.

3.7. Plan Negotiations

            In December 2002, Congoleum, the Claimants' Representative and ABI began preliminary negotiations regarding the terms of a prepackaged plan of reorganization. Congoleum, through its counsel, prepared a proposed draft plan of reorganization reflecting the tentative agreements reached among the parties. Counsel to Congoleum, the Claimants' Representative, the Futures Representative (subsequent to his appointment by the Debtors in June 2003), ABI and counsel to ABI reviewed the draft Plan and related documents and engaged in extensive negotiations regarding many of the operative provisions of those documents. The goal of all parties to these negotiations, in addition to achieving the maximum benefit for their respective interests or clients, was to insure that the resulting Plan Documents were fair and equitable and satisfied the requirements of the Bankruptcy Code in general and section 524(g) of the Bankruptcy Code in particular. Prior to the final conclusion of such negotiations, the Pre-Petition Asbestos Claimants' Committee participated in the final negotiation, review and approval of the Plan Documents.

                                    ARTICLE 4
                 THE COMPANY: CORPORATE STRUCTURE AND MANAGEMENT

4.1. Boards of Directors of the Company

      (a)   Congoleum

            Roger S. Marcus has served as Chairman of the Board since 1994. Richard G. Marcus, who is the brother of Roger Marcus, has been Vice Chairman of the Board since 1994. The other Congoleum directors are Cyril C. Baldwin, Jr., John N. Irwin III, Mark N. Kaplan, William M. Marcus, Mark S. Newman and C. Barnwell Straut.

      (b)   CFI

            The directors of CFI are Roger S. Marcus, Richard G. Marcus and Howard N. Feist III.

      (c)   CSI

            The directors of CSI are Roger S. Marcus, Richard G. Marcus and Howard N. Feist III.

4.2. Management of the Company

      (a)   Congoleum

            The following is a list of the executive officers of Congoleum and a brief description of their positions and certain biographical data.

            Name                           Position with Congoleum
            ----                           -----------------------

            Roger S. Marcus                Chairman of the Board, Chief
                                           Executive Officer and President

            Richard G. Marcus              Vice Chairman

            Howard N. Feist III            Chief Financial Officer and
                                           Secretary

            Dennis P. Jarosz               Senior Vice President - Sales &
                                           Marketing

            John L. Russ III               Senior Vice President - Operations

            Thomas A. Sciortino            Senior Vice President -
                                           Administration

            Vincent Sullivan               Senior Vice President - Finance

Roger S. Marcus

            Roger S. Marcus has been a Director and President and Chief Executive Officer of Congoleum since 1993, and Chairman since 1994. Mr. Marcus is also a Director (since 1981), Chairman of the Board (since 1992) and Chief Executive Officer (since 1983) of ABI. From 1983 to 1992, Mr. Marcus served as Vice Chairman of ABI.

Richard G. Marcus

            Richard G. Marcus has been Vice Chairman of Congoleum since 1994 and a Director since 1993. Mr. Marcus is also a Director (since 1982) and President (since 1983) and Chief Operating Officer (since 1992) of ABI.

Howard N. Feist III

            Howard N. Feist III has been Chief Financial Officer and Secretary of Congoleum since 1988. Mr. Feist is also Vice President - Finance and Chief Financial Officer of ABI (since 2000).

Dennis P. Jarosz

            Dennis P. Jarosz has been Senior Vice President - Sales & Marketing since 2002. Previously, he was Senior Vice President - Marketing since 1995. Prior thereto, he had served as Vice President - Marketing since 1993 and Vice President - Sales & Marketing of the Tile Division of ABI (since 1986).

John L. Russ III

            John L. Russ III has been Sr. Vice President - Operations since 2002. Prior thereto, he served as Executive Vice President for Borden Chemicals, Inc. (Forest Products Division), a supplier of resins and adhesives, since 1997. Prior to that he was Executive Vice President of Borden Chemicals and Plastics, a specialty resins manufacturer, since 1987.

Thomas A. Sciortino

            Thomas A. Sciortino has been Senior Vice President - Administration of Congoleum since 1993. Prior thereto, he was Vice President - Finance of the Tile Division of ABI (since 1982).

Vincent Sullivan

            Vincent Sullivan has been Senior Vice President-Finance of Congoleum since 2003. Prior thereto he was Vice President-Finance of the Collagen Products Division of Datascope Corp., a medical device manufacturer (since 1995).

      (b)   CFI

            Roger S. Marcus is the President and Howard N. Feist III is the Vice-President, Treasurer and Secretary of CFI.

      (c)   CSI

            Roger S. Marcus is the President and Howard N. Feist III is the Vice-President, Treasurer and Secretary of CSI.

4.3. Directors and Officers of the Reorganized Debtors

      (a)   Boards of Directors

            The respective boards of directors of the Debtors immediately prior to the Confirmation Date shall serve as the initial respective boards of directors of the Reorganized Debtors on and after the Effective Date. Each of the members of such initial boards of directors shall serve until the first annual meeting of shareholders of the Reorganized Debtors and until his or her successor has been elected and qualified, or his or her earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws.

      (b)   Officers

            The respective officers of the Debtors immediately prior to the Confirmation Date shall serve as the respective officers of the Reorganized Debtors on and after the Effective Date. Such officers shall serve in accordance with any applicable employment agreement, by-laws and nonbankruptcy law.

4.4. Employees and Union Contracts

            As of August 31, 2003, Congoleum employed a total of approximately 988 personnel. Congoleum has entered into collective bargaining agreements with hourly employees at three of its plants and with the drivers of the trucks that provide interplant transportation. These agreements cover approximately 650 of Congoleum's employees. The Marcus Hook plant has a five-year collective bargaining agreement which expires in November 2003. The Trenton sheet plant has a five-year collective bargaining agreement which expires in February 2006. The Finksburg plant has no union affiliation. In the past five years, there have been no significant strikes by employees at Congoleum and Congoleum believes that its employee relations are satisfactory.

4.5. Debt and Equity Structure

      (a)   Summary of Existing Indebtedness

            (1)   The Credit Facility

                  On December 10, 2001, Congoleum entered into a three-year revolving credit agreement (the "Credit Facility") with Congress Financial Corporation ("Congress") which provides for revolving loans and a letter of credit facility in an aggregate principal amount of up to $30,000,000. Interest payable on revolving loans is equal to .25% above a designated prime rate or 2.75% over an adjusted Eurodollar rate, as applicable, depending on meeting the required covenants under the Credit Facility. The Credit Facility contains certain covenants which include a covenant requiring the maintenance of adjusted minimum tangible net worth and EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) if borrowing availability falls below a certain level. It also includes restrictions on the incurrence of additional debt and limitations on capital expenditures. The covenants and conditions under the Credit Facility must be met in order for Congoleum to borrow under the Credit Facility. The repayment obligations of Congoleum are secured under the Credit Facility by a grant of a perfected security interest in certain of Congoleum's inventory and accounts receivable. At December 31, 2002, based on the level of receivables and inventory, Congoleum had borrowing availability of $19.5 million, of which $1.8 million was utilized for outstanding letters of credit. In addition, Congoleum Financial Corporation and Congoleum Intellectual Properties, Inc., wholly owned subsidiaries of Congoleum as of the date of the Credit Facility, each granted a limited guarantee in favor of Congress with regard to the obligations of Congoleum under the Credit Facility.

            Pursuant to the terms of the Credit Facility, amounts received by Congoleum with regard to its accounts receivable and inventory which are subject to the security interest granted by Congoleum to Congress are to be deposited by Congoleum, and Congoleum is obligated to direct its customers to remit payments, into a lockbox or blocked account, which funds are controlled and used by Congress to offset outstanding amounts borrowed by Congoleum under the Credit Facility.

            The Credit Facility is scheduled to mature on December 10, 2004 (the "Renewal Date"). However, subject to certain conditions, Congress has the option to extend the Renewal Date until December 10, 2005. In addition, the Credit Facility is automatically extended for successive one-year terms beginning from the Renewal Date unless the Credit Facility is earlier terminated pursuant to its terms. If the Credit Facility is terminated prior to December 10, 2003, Congoleum would be obligated to pay Congress a termination fee in the amount of $600,000. If the Credit Facility is terminated after December 10, 2003, and prior to the maturity of the Credit Facility, Congoleum would be obligated to pay Congress a termination fee in the amount of $300,000.

            In September 2002, Congoleum and Congress amended the Credit Facility to revise certain financial and other covenants. In February 2003, Congoleum and Congress further amended the Credit Facility to revise certain financial and other covenants on terms negotiated to reflect the transactions contemplated by Congoleum's intended global settlement of its asbestos claims liability. Pursuant to this amendment, CSI and CFI granted a limited guarantee in favor of Congress with regard to the obligations of Congoleum under the Credit Facility, which limited guarantee is substantially similar to the limited guarantee that was previously granted by Congoleum Financial Corporation and Congoleum Intellectual Properties, Inc., which entities are no longer in existence.

            It is anticipated that Congress will agree to provide debtor-in-possession financing during the pendency of the Reorganization Cases. The terms of such debtor-in-possession financing will likely be substantially similar to the terms of the Term Sheet attached hereto as Exhibit "F".

            (2)   The Senior Notes

            On August 3, 1998, Congoleum issued $100 million in aggregate principal amount of 8 % Senior Notes Due 2008 (the "Senior Notes") priced at
99.505 to yield 8.70%. Interest is payable on the Senior Notes semiannually on February 1 and August 1. The Senior Notes mature on August 1, 2008. The Senior Notes are redeemable at the option of Congoleum, in whole or in part, at any time on or after August 1, 2003 at predetermined redemption prices (ranging from 104% to 100%), plus accrued and unpaid interest to the date of redemption. The Indenture under which the notes were issued includes certain restrictions on additional indebtedness and uses of cash, including dividend payments.

            In March 2003, Congoleum and the trustee under the Indenture governing the Senior Notes (the "Indenture Trustee") amended the Indenture to expressly provide Congoleum, under the terms of that Indenture, with greater flexibility to pursue possible resolutions of its current and future asbestos claims liability, including negotiating a global settlement with current asbestos plaintiffs and the Futures' Representative, and soliciting acceptances of and filing a prepackaged plan of reorganization under Chapter 11 of the Bankruptcy Code. Prior to the amendment, holders of a majority in aggregate principal amount of the Senior Notes outstanding as of the record date for determining the holders entitled to vote on the proposed amendment had consented to the amendment.

            In August 2003, Congoleum and the Indenture Trustee amended the Indenture to expressly provide Congoleum, under the terms of the Indenture, with greater flexibility to pursue approval of its pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code, including expressly permitting Congoleum to issue the Promissory Note to the Plan Trust, to reflect certain possible contributions expected to be made by ABI to the Plan Trust and expressly permitting Congoleum to issue promissory notes to ABI as repayment for certain amounts which may be paid by ABI to the Plan Trust. Prior to the amendment, holders of a majority in aggregate principal amount of the Senior Notes as of the record date for determining the holders entitled to vote on the proposed amendment had consented to the amendment.

      (b)   Description of Capital Stock

            (1)    Congoleum

            Congoleum has 31,000,000 shares of capital stock authorized, of which 20,000,000 shares are designated as Class A Common Stock, 10,000,000 shares are designated as Class B Common Stock and 1,000,000 shares are designated as preferred stock (the "Preferred Stock").

            As of July 31, 2003, 3,651,190 shares of Class A Common Stock, 4,608,945 shares of Class B Common Stock and no shares of Preferred Stock were issued and outstanding. As of that date, ABI held 151,100 shares of Class A Common Stock and 4,395,605 shares of Class B Common Stock.

            Upon the filing of amended certificates of incorporation in connection with the Effective Date, the Debtors will be prohibited from issuing non-voting capital stock in accordance with section 1123(a)(5) of the Bankruptcy Code.

                  (A)   Class A Common Stock

            The Class A Common Stock is entitled to one vote per share and, generally, votes together with the Class B Common Stock as a single class. The Class A Common Stock and Class B Common Stock are on parity on a per share basis with respect to dividend and liquidation rights.

                  (B)   Class B Common Stock

            Generally, the Class B Common Stock is entitled to two votes per share and votes together with the Class A Common Stock as a single class. The Class B Common Stock is only entitled to one vote per share with regard to certain extraordinary transactions. The Class B Common Stock and Class A Common Stock are on parity on a per share basis with respect to dividend and liquidation rights.

            A holder of Class B Common Stock may convert any shares of such stock into an equal number of shares of Class A Common Stock at any time at the holder's option. The Class B Common Stock is subject to automatic conversion into Class A Common Stock on a one-for-one basis upon the adoption of a resolution authorizing such conversion approved by the holders of a majority of the outstanding shares of Class B Common Stock voting as a separate class. In addition, any shares of Class B Common Stock sold or otherwise transferred to a person or entity other than an affiliate of the transferor shall be automatically converted into an equal number of shares of Class A Common Stock upon such sale or transfer. A pledge of shares of Class B Common Stock is not considered a transfer for this purpose unless and until the pledge is enforced. Also, with respect to shares of Class B Common Stock held by ABI, those shares shall automatically be converted into an equal number of shares of Class A Common Stock upon the occurrence of a "change of control" of ABI (as defined under Congoleum's Certificate of Incorporation).

            (2)    CFI

            CFI has 1,000 shares of common stock, each share having a par value of $0.01, authorized, of which 100 shares are issued and outstanding and owned by Congoleum.

            (3)    CSI

            CSI has 1,000 shares of common stock, each share having a par value of $0.01, authorized, of which 100 shares are issued and outstanding and owned by Congoleum.

4.6. Other Matters

      (a)   Environmental Proceedings

            Congoleum is named, together with a large number (in most cases, hundreds) of other companies, as a potentially responsible party ("PRP") in pending proceedings under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, and similar state laws. In other instances, although not named as a PRP, Congoleum has received a request for information. These pending proceedings currently relate to four disposal sites in New Jersey, Pennsylvania, Maryland and Connecticut in which recovery from generators of hazardous substances is sought for the cost of cleaning up the contaminated waste sites. Congoleum's ultimate liability and funding exposure in connection with those sites depends on many factors, including the volume of material contributed to the site, the number of other PRPs and their financial viability, the remediation methods and technology to be used and the extent to which costs may be recoverable from insurance. However, under CERCLA, and certain other laws, as a PRP, Congoleum can be held jointly and severally liable for all environmental costs associated with a site.

            The most significant exposure to which Congoleum has been named a PRP relates to a recycling facility site in Elkton, Maryland. The PRP group at this site is made up of 81 companies, substantially all of which are large financially solvent entities. Two removal actions were substantially complete as of December 31, 1998; however, the groundwater remediation phase has not begun and the remedial investigation/feasibility study related to the groundwater remediation has not been approved. The PRP group estimated that future costs of groundwater remediation, based on engineering and consultant studies conducted, would be approximately $26 million. Congoleum's proportionate share, based on waste disposed at the site, is estimated to be approximately 5.8%.

            Congoleum also accrues remediation costs for certain of Congoleum's owned facilities on an undiscounted basis. Congoleum has entered into an administrative consent order with the New Jersey Department of Environmental Protection and has self-guaranteed certain remediation funding sources and financial responsibilities for clean-up and removal activities arising from operating manufacturing plants in New Jersey. Estimated total cleanup costs, including capital outlays and future maintenance costs for soil and groundwater remediation are primarily based on engineering studies.

            The outcome of these matters could result in significant expenses or judgments that could have a material adverse effect on the financial position of Congoleum.

      (b)   Other Matters Material to the Success of Reorganized Congoleum

            The success of Reorganized Congoleum is dependent upon several factors. One factor is the continuing contributions of key employees, both management and in the field. In addition, the relationships with its existing customer base and suppliers is important to Reorganized Congoleum's success. Finally, the performance of Reorganized Congoleum depends on Reorganized Congoleum's ability to retain its relationship with Congress during the Reorganization Cases and thereafter.

                                    ARTICLE 5
               ANTICIPATED EVENTS DURING THE REORGANIZATION CASES

5.1. Commencement of the Reorganization Cases

            If this Solicitation results in the Requisite Acceptances of the Plan, the Company intends to commence the Reorganization Cases. The Company reserves the right to file the Reorganization Cases prior to the expiration of the Voting Period should circumstances warrant such action. Following the Petition Date, the Debtors will continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

5.2. Administration of the Reorganization Cases

      (a)   Retention of Professionals

            On the Petition Date, the Company will request that the Bankruptcy Court approve its retention of the professional persons who represented the Company prior to the filing of the Reorganization Cases.

      (b)   Payment of Pre-Petition Debt Incurred in the Ordinary Course of
            Business

            The Company expects to request that the Bankruptcy Court enter an order authorizing the Company to pay, in its discretion, all undisputed indebtedness and obligations (other than the Asbestos Claims and any other indebtedness or liabilities that are impaired and to be restructured under the
Plan) which have been and are incurred in the ordinary course of business as such indebtedness and obligations mature in accordance with their terms, and to pay salaries, wages, benefits and other amounts owed to employees and consultants as such obligations become due, including obligations that were, or may have been, incurred prior to the Petition Date.

      (c)   Bar Date

            After filing the Bankruptcy Case, the Debtors may seek an order from the Bankruptcy Court establishing a deadline for creditors holding certain claims, other than Asbestos Personal Injury Claims and ABI Claims, to file a proof of claim against the Debtors. The Debtors anticipate that the Bankruptcy Court's order would provide that any holder of a claim for which a proof of claim is required to be filed but as to which such proof is not filed by the deadline would be barred from asserting any such claim against the Debtors, the Reorganized Debtors, the Plan Trust and other parties protected by the Bankruptcy Court's Orders or the Plan. The Company will seek an order from the Bankruptcy Court establishing the Asbestos Property Damage Claim Bar Date.

      (d)   DIP Financing

            Congress has preliminarily agreed to provide the Company with debtor-in-possession financing on terms substantially similar to those set forth in the Term Sheet attached hereto as Exhibit "F."

5.3. Creditors' Committee

            Section 1102 of the Bankruptcy Code authorizes the appointment of a committee of holders of unsecured claims. In light of the prepackaged Chapter 11 plan, the unimpairment of Claims other than Asbestos Claims, the role and participation of the Pre-Petition Asbestos Claimants' Committee and the Debtors' anticipated request for an order authorizing it to pay pre-petition ordinary course liabilities, it is possible that there will not be a statutory committee of unsecured creditors.

5.4. Bankruptcy Court Approval of Selection of Futures Representative

            The Company expects to request and expects that the Bankruptcy Court will approve the selection of R. Scott Williams as the Futures Representative. Mr. Williams' qualifications to serve as Futures Representative, and the process by which he was selected, are set forth in Section 3.3 -- "Selection of the Futures Representative."

5.5. Confirmation Hearing

            The Company anticipates that as soon as practicable after commencing the Reorganization Cases, it will seek an order of the Bankruptcy Court scheduling a hearing to consider approval of the pre-petition solicitation procedures, including this Disclosure Statement, and confirmation of the Plan. The Company anticipates that notice of the Confirmation Hearing will be published in one or more newspapers of general circulation in locations where the Company had substantial business operations, and will be mailed to all known holders of Claims, at least 25 days before the date of the Confirmation Hearing, unless the Bankruptcy Court specifies otherwise. See Section 7.2 -- "Confirmation Hearing" below. Section 524(g) of the Bankruptcy Code requires that any confirmation order containing a supplemental injunction must be issued or affirmed by the District Court. If the Confirmation Order is not issued by the District Court exercising its bankruptcy jurisdiction, the Debtors will seek to have the Confirmation Order affirmed promptly by the District Court. See
Section 7.3(d) -- "Injunction Under Section 524(g) of the Bankruptcy Code".

                                    ARTICLE 6
                               SUMMARY OF THE PLAN

6.1. General

            The following is a summary intended as a brief overview of certain provisions of the Plan and is qualified in its entirety by reference to the full text of the Plan, a copy of which is annexed hereto as Exhibit A. Other provisions of the Plan not summarized in this Article 6 may be summarized elsewhere in this Disclosure Statement. Holders of Claims and Interests are respectfully referred to the relevant provisions of the Bankruptcy Code and are encouraged to review the Plan and this Disclosure Statement with their counsel, or other advisors.

6.2. Classification

      (a)   Generally

            Article II of the Plan sets forth an explanation of Claims that are not classified under the Plan and a designation of Classes of Claims and Interests.

      (b)   Unclassified Claims

            In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are excluded from the Classes established in Article II of the Plan. The treatment accorded Administrative Claims and Priority Tax Claims is set forth in Article III of the Plan.

      (c)   Classes

            For purposes of the Plan, the Claims against and Interests in the Debtors are grouped in the following Classes in accordance with section 1122(a) of the Bankruptcy Code:

            Class 1 - Priority Claims

            Class 2 - Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants

            Class 3 - Secured Asbestos Claims of Qualified Participating
            Claimants

            Class 4 - Lender Secured Claims

            Class 5 - Other Secured Claims

            Class 6 - Senior Note Claims

            Class 7 - General Unsecured Claims

            Class 8 - Workers' Compensation Claims

            Class 9 - ABI Claims

            Class 10 - Unsecured Asbestos Personal Injury Claims

            Class 11 - Asbestos Property Damage Claims

            Class 12 - Congoleum Majority Interests

            Class 13 - Congoleum Minority Interests

            Class 14 - Subsidiary Interests

6.3. Treatment of Administrative Claims and Priority Tax Claims

      (a)   Administrative Claims

            On the Distribution Date, each holder of an Allowed Administrative Claim shall receive either Cash equal to the unpaid portion of such Allowed Administrative Claim, or such different treatment as agreed by the applicable Debtor and such holder in writing; provided, however, that Allowed Administrative Claims representing (i) post-petition liabilities incurred in the ordinary course of business by the Debtors and (ii) post-petition contractual liabilities arising under loans or advances to the Debtors (whether or not incurred in the ordinary course of business), shall be paid by the Reorganized Debtors in accordance with the terms and conditions of the particular transactions relating to such liabilities and any related agreements.

      (b)   Priority Tax Claims

            On the Distribution Date, each holder of an Allowed Priority Tax Claim shall receive (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim, (ii) such different treatment as agreed by the applicable Debtor and such holder in writing, or (iii) at the Reorganized Debtors' sole discretion, deferred Cash payments over a period not exceeding six years after the assessment date of such Allowed Priority Tax Claim, valued as of the Effective Date in an amount equal to such Allowed Priority Tax Claim.

6.4. Treatment of Classified Claims and Interests

            Allowed Claims and Allowed Interests, as classified in Article II of the Plan, shall be treated in the manner set forth in Article IV of the Plan. The following constitutes a summary of such treatment:

      (a)   Class 1 - Priority Claims

            (1)   Impairment and Voting

            Class 1 is Unimpaired by the Plan. Each holder of an Allowed Priority Claim in Class 1 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code. (2) Treatment

            On the Distribution Date, each holder of an Allowed Priority Claim shall receive either (i) the Allowed Amount of its Priority Claim in Cash, or
(ii) such different treatment as may be agreed to by such holder and the Reorganized Debtors. The Reorganized Debtors shall be responsible for payment of Allowed Priority Claims.

      (b) Class 2 - Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants

            (1)   Impairment and Voting

            Class 2 is Impaired by the Plan. Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants constitute Plan Trust Asbestos Claims that are secured according to the provisions of the Collateral Trust Agreement, and are asserted by any parties to the Pre-Petition Settlement Agreements who are designated as Qualified Claimants pursuant to the Claimant Agreement and the Collateral Trust Agreement. Each holder of a Secured Asbestos Claim of Qualified Pre-Petition Settlement Claimants in Class 2 is entitled to vote to accept or reject the Plan under sections 524(g) and 1126 of the Bankruptcy Code.

            (2)   Treatment

            On the Effective Date, the Plan Trust will automatically assume all liability for Plan Trust Asbestos Claims and the Reorganized Debtors will have no liability for Plan Trust Asbestos Claims. The Secured Asbestos Claims of the Qualified Pre-Petition Settlement Claimants are secured to the full extent of their liquidated settlement amounts, as determined under the Collateral Trust Agreement and the respective Pre-Petition Settlement Agreements. Each Qualified Pre-Petition Settlement Claimant will be paid in Cash by the Plan Trust in accordance with the provisions of the Asbestos Settlement Documents, the Plan, the Plan Trust Agreement and TDP.

      (c)   Class 3 - Secured Asbestos Claims of Qualified Participating
            Claimants

            (1)   Impairment and Voting

            Class 3 is Impaired by the Plan. Secured Asbestos Claims of Qualified Participating Claimants constitute Plan Trust Asbestos Claims that are secured according to the provisions of the Collateral Trust Agreement, that are asserted by Asbestos Claimants designated as Participating Claimants pursuant to the Claimant Agreement and the Collateral Trust Agreement. Each holder of a Secured Asbestos Claim of Qualified Participating Claimants in Class 3 is entitled to vote to accept or reject the Plan under sections 524(g) and 1126 of the Bankruptcy Code.

            (2)   Treatment

            On the Effective Date, the Plan Trust will automatically assume all liability for Plan Trust Asbestos Claims, and the Reorganized Debtors will have no liability for such Claims. The Asbestos Personal Injury Claims of the Qualified Participating Claimants are Secured Asbestos Claims to the extent of seventy-five percent (75%) of the Qualified Participating Claimant's Settlement Amount. The Qualified Participating Claimants will be paid by the Plan Trust, in full satisfaction, settlement, release and discharge of and in exchange for such Claim, in Cash in accordance with the provisions of the Asbestos Settlement Documents (including priority of payment subject to the payment of Plan Trust Expenses) which will be incorporated in the Plan Trust Agreement and TDP. Each Qualified Participating Claimant holds an Unsecured Asbestos Personal Injury Claim in Class 10 with respect to twenty-five percent (25%) of his or her Qualified Participating Claimant's Settlement Amount.

      (d)   Class 4 - Lender Secured Claims

            (1)   Impairment and Voting

            Class 4 is Impaired by the Plan. Lender Secured Claims constitute any Claim arising under or relating to the Existing Credit Agreement, Existing Subsidiary Guaranty or any related documents. Each holder of a Lender Secured Claim in Class 4 is entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            On the Effective Date (i) the Existing Credit Agreement will be amended and restated in accordance with the terms of the Amended Credit Agreement and each holder of an Allowed Lender Secured Claim shall be entitled to all the rights and benefits of a "Lender" under the Amended Credit Agreement and related documents; (ii) all indebtedness under the Existing Credit Agreement will be restructured into indebtedness under the Amended Credit Agreement; (iii) Reorganized Congoleum will execute and deliver a promissory note evidencing the revolving loan obligations of Reorganized Congoleum under the Amended Credit Agreement and related documents; (iv) the Reorganized Subsidiary Debtors will enter into new amended and restated limited guaranties pursuant to which the Reorganized Subsidiary Debtors shall provide a limited guaranty of the indebtedness of Reorganized Congoleum under the Amended Credit Agreement; (v) the Reorganized Debtors will enter into such documents, instruments and agreements requested by the holders of the Lender Secured Claims to confirm, affirm or grant to such holders a duly perfected first priority security interest in the assets securing the Amended Credit Agreement of the Reorganized Debtors that are owned on the Effective Date or thereafter acquired subject only to certain permitted liens; and (vi) the Reorganized Debtors will enter into such other documents, instruments and agreements as shall be requested by the holders of Lender Secured Claims pursuant to the terms of the Amended Credit Agreement and related documents.

      (e)   Class 5 - Other Secured Claims

            (1)   Impairment and Voting

            Class 5 is Unimpaired by the Plan. Each sub-Class of Class 5 Other Secured Claims contains a single Other Secured Claim and is a separate Class for all purposes under the Bankruptcy Code and the Plan. If the Claim of a holder of an Other Secured Claim exceeds the value of the Collateral that secures it, such holder will have an Other Secured Claim equal to the Collateral's value and a General Unsecured Claim for the deficiency. Other Secured Claims include any pre-petition Secured Claim asserted against the Debtors, other than Lender Secured Claims and Secured Asbestos Claims. Each holder of an Other Secured Claim in Class 5 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            The legal, equitable and contractual rights of the holders of Allowed Other Secured Claims are Unimpaired by the Plan and all such Claims shall be Reinstated on the Effective Date.

      (f)   Class 6 - Senior Note Claims

            (1)   Impairment and Voting

            Class 6 is Unimpaired by the Plan. Senior Note Claims constitute Claims based upon the Senior Notes. Each holder of a Senior Note Claim in Class 6 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            The legal, equitable and contractual rights of the holders of Allowed Senior Note Claims are Unimpaired by the Plan and all such Claims shall be Reinstated on the Effective Date.

      (g)   Class 7 - General Unsecured Claims

            (1)   Impairment and Voting

            Class 7 is Unimpaired by the Plan. General Unsecured Claims constitute unsecured Claims against the Debtors other than Asbestos Claims, Senior Note Claims, ABI Claims and Workers Compensation Claims, including without limitation Claims in respect of rent, trade payables and similar such Claims. Each holder of an Allowed General Unsecured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            The legal, equitable and contractual rights of the holders of Allowed General Unsecured Claims are Unimpaired by the Plan and all such Claims shall be Reinstated on the Effective Date.

      (h)   Class 8 - Workers' Compensation Claims

            (1)   Impairment and Voting

            Class 8 is Unimpaired by the Plan. Each holder of an Allowed Workers' Compensation Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            The holders of Allowed Workers' Compensation Claims will be paid in the ordinary course pursuant to such rights that exist under any state workers' compensation system or laws that apply to such Claims.

      (i)   Class 9 - ABI Claims

            (1)   Impairment and Voting

            Class 9 is Impaired by the Plan. The holder of the Allowed ABI Claims is entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            ABI, as the holder of the ABI Claims shall receive the following treatment: (a) all ABI Claims (other than ABI Asbestos Personal Injury Indemnity Claims, ABI Asbestos Property Damage Claims and Other ABI Asbestos Claims) will be Reinstated and will be payable subject to the limitations set forth in the Plan, the Promissory Note and the Pledge Agreement; (b) ABI Asbestos Personal Injury Indemnity Claims shall be channeled to and become the obligations of the Plan Trust, and be payable in accordance with the terms of the Plan and the TDP, subject to the limitations of payments set forth in the Plan, the TDP, the Promissory Note and the Pledge

Agreement; and (c) all ABI Asbestos Property Damage Claims and Other ABI Asbestos Claims will be deemed Disallowed and expunged.

      (j)   Class 10 - Unsecured Asbestos Personal Injury Claims

            (1)   Impairment and Voting

            Class 10 is Impaired by the Plan. Unsecured Asbestos Personal Injury Claims constitute all Asbestos Personal Injury Claims other than the Secured Asbestos Claims described in Classes 2 and 3. Class 10 Claims include, but are not limited to, the unsecured portion of the liquidated claims of Participating Claimants (as described in the Claimant Agreement), and any Unknown Asbestos Claim. Each holder of an Unsecured Asbestos Personal Injury Claim is entitled to vote to accept or reject the Plan under sections 524(g) and 1126 of the Bankruptcy Code.

            (2)   Treatment

            As of the Effective Date, all liability for all Unsecured Asbestos Personal Injury Claims as well as liability for all future Demands and Unknown Asbestos Claims will be assumed, automatically and without further act or deed, by the Plan Trust and the Reorganized Debtors will have no liability therefor. Each Unsecured Asbestos Personal Injury Claim, Demand and Unknown Asbestos Claim will be paid on account of the unpaid Liquidated Value of such Claim or Demand as is determined pursuant to the Plan Trust Agreement and the TDP. The TDP shall apply to all holders of Unsecured Asbestos Personal Injury Claims, Unknown Asbestos Claims and Demands including any holder who elects to resort to the legal system and obtains a judgment for money damages. Each holder of an Unsecured Asbestos Personal Injury Claim will be deemed to have assigned to the Plan Trust, and the Plan Trustee will be deemed such holder's sole attorney in fact, as may be appropriate, to prosecute, at the Plan Trustee's sole discretion with the consent and approval of the Trust Advisory Committee and the Futures Representative, any Direct Action. The Plan Trustee may, with the consent and approval of the Trust Advisory Committee and the Futures Representative, reassign such Direct Action to such holder at any time.

      (k)   Class 11 - Asbestos Property Damage Claims

            (1)   Impairment and Voting

            Class 11 is Impaired by the Plan. Asbestos Property Damage Claims constitute all Asbestos Property Damage Claims for which Proofs of Claim have been filed prior to the Asbestos Property Damage Claim Bar Date. Each holder of an Allowed Unsecured Asbestos Property Damage Claim is entitled to vote to accept or reject the Plan under sections 524(g) and 1126 of the Bankruptcy Code.

            (2)   Treatment

            As of the Effective Date, all liability for all Allowed Asbestos Property Damage Claims shall be assumed, automatically and without further act or deed, by the Plan Trust, and the Reorganized Debtors shall have no liability therefor. Each Allowed Unsecured Asbestos Property Damage Claim shall be paid solely from the Asbestos Property Damage Claim Sub-Account on account of the unpaid Allowed Amount of such Claim as determined pursuant to the Plan Trust Agreement.

      (l)   Class 12 - Congoleum Majority Interests

            (1)   Impairment and Voting

            Class 12 is Impaired by the Plan. ABI, as the holder of the Congoleum Majority Interests, is entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            On the Effective Date, ABI shall retain the Congoleum Majority Interests. To secure the obligation of Reorganized Congoleum under the Promissory Note, the Pledged Stock and the Other Collateral shall be pledged by ABI to the Plan Trust pursuant to the Pledge Agreement and held by the Plan Trustee in accordance with the terms of the Pledge Agreement.

      (m)   Class 13 - Congoleum Minority Interests

            (1)   Impairment and Voting

            Class 13 is Unimpaired by the Plan. Each holder of a Congoleum Minority Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

            (2)   Treatment

            On the Effective Date, the holders of the Congoleum Minority Interests shall retain such Interests.

      (n)   Class 14 - Subsidiary Interests

            (1)   Impairment and Voting

            Class 14 is Unimpaired by the Plan. Each holder of a Subsidiary Interest is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan under section 1126 of the Bankruptcy Code.

               (2)    Treatment

            On the Effective Date, the holders of the Subsidiary Interests shall retain such Subsidiary Interests.

6.5. Means for Execution of the Plan

      (a)   Establishment of the Plan Trust

            On the Effective Date, the Plan Trust shall be established in accordance with the Plan Documents. See Article 8 -- "Trust and Asbestos Claims Resolution Matters" for a description of the Plan Trust. In addition, on the Effective Date, the Plan Trust established pursuant to the Plan Trust Agreement shall become solely responsible for the payment of all Plan Trust Asbestos Claims. See Section 5.1 of the Plan for a further description of the Plan Trust.

      (b)   Plan Trust Funding

            (1)   The Promissory Note

            On the Effective Date, Congoleum shall issue a promissory note to the Plan Trust in the initial aggregate principal amount of $2,738,234.75 (the "Original Principal Amount") which represents 51% of the market capitalization of Congoleum as of June 6, 2003, with such amount being subject to increase in the amount, if any, by which 51% of Congoleum's market capitalization based on the average trading prices at the close of trading for the 90 consecutive trading days ending June 30, 2005, or, if later, the average trading prices at the close of trading for the 90 consecutive trading days beginning on the one year anniversary of the Effective Date, exceeds the Original Principal Amount. The form of the Promissory Note is attached to the Plan as Exhibit "F."

            (2)   The ABI Contribution

            On the Effective Date, ABI shall make the ABI Contribution to the Plan Trust.

            (3)   Additional Plan Trust Contribution

            If ABI prepays the Promissory Note in accordance with the terms of the Promissory Note at any time after the Principal Adjustment Date (as defined in the Promissory Note), but prior to the third anniversary of the Principal Adjustment Date, and subsequent to that payment but prior to such third anniversary there is a Disposition Event, then if the Second ReMeasurement Value exceeds the greater of the Re-Measurement Value (as defined in the Promissory
Note) and $2,738,234.75, ABI shall, following the effective date of such Disposition Event promptly pay to the Plan Trust an amount equal to 50% of such excess amount. ABI may not prepay the Promissory Note prior to the Principal Adjustment Date.

      (c)   Plan Distributions

            The Disbursing Agent will make all distributions required under the Plan (other than distributions to holders of Plan Trust Asbestos Claims). Distributions will be made on the Distribution Date (unless otherwise provided by the Plan or ordered by the Bankruptcy Court) with respect to all Claims except for Asbestos Claims. Distributions to be made on the Distribution Date will be deemed actually made on the Distribution Date if made either (a) on the Distribution Date or (b) as soon as practicable thereafter. With respect to Plan Trust Asbestos

Claims, distributions to holders of Plan Trust Asbestos Claims will be made in accordance with the Plan Trust Agreement and/or the TDP, as applicable.

      (d)   Procedures for the Treatment of Disputed Claims

            (1)   Disallowance of Improperly Filed Claims

            Subject to section 502(j) of the Bankruptcy Code and Bankruptcy Rules 3008 and 9006, any Administrative Claim or Claim for which the filing of a Proof of Claim, application or motion with the Bankruptcy Court is required under the terms of the Bankruptcy Code, the Bankruptcy Rules, any order of the Bankruptcy Court (including one providing a Bar Date) or the Plan shall be disallowed if and to the extent that such Proof of Claim (or other filing) is not timely and properly made.

            (2)   Prosecution of Objections to Claims

            Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, after the Effective Date the Reorganized Debtors will have the exclusive right to make and file objections to Proofs of Claims, other than Proofs of Claims in respect of Asbestos Personal Injury Claims, Unknown Asbestos Claims, Professional Fee Claims and ABI Asbestos Claims, at any time on or before ninety days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the Bankruptcy Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan or any order of the Bankruptcy Court; provided, however, that (x) this deadline may be extended by the Bankruptcy Court on motion by the Debtors or the Reorganized Debtors, as applicable, and (y) neither the Debtors, the Reorganized Debtors nor any other Person may file an objection to any (1) Claim that was Allowed by a Final Order entered during the Reorganization Cases, or (2) Claim Allowed by the Plan. In addition, unless otherwise ordered by the Bankruptcy Court after notice and a hearing, after the Effective Date the Reorganized Debtors, subject to Sections
13.5 and 13.11 of the Plan, shall have the exclusive right to make and file objections to Administrative Claims and to amend the Schedules or to object to any Claim specified on the Schedules, at any time on or before sixty (60) days after the later of (i) the Effective Date or (ii) the date on which such Claim was filed with the Bankruptcy Court unless no Proof of Claim is required to be filed pursuant to Bankruptcy Rule 3002, the Plan or any order of the Bankruptcy Court; provided, however, that (x) this deadline may be extended by the Bankruptcy Court on motion by the Debtors or the Reorganized Debtors, as applicable, and (y) neither the Debtors, the Reorganized Debtors nor any other Person may file an objection to any (1) Claim that was Allowed by a Final Order entered during the Reorganization Cases, or (2) Claim Allowed by the Plan. After the Effective Date, only the Plan Trustee will have the authority to contest Asbestos Personal Injury Claims, Unknown Asbestos Claims and ABI Asbestos Personal Injury Indemnity Claims and litigate to judgment, settle or withdraw such objections and each Asbestos Personal Injury Claim, Unknown Asbestos Claim and ABI Asbestos Claim, whether or not a Proof of Claim was filed with the Bankruptcy Court shall be satisfied exclusively in accordance with the Plan Trust Documents.

            (3)   No Distributions Pending Allowance

            Notwithstanding any other provision hereof, if a Claim or any portion of a Claim is Disputed, no payment or distribution will be made on account of the Disputed portion of such Claims (or the entire Claim, if the entire Claim is Disputed), unless and until such Disputed Claim becomes an Allowed Claim.

6.6. Executory Contracts and Unexpired Leases

      (a)   Assumption or Rejection of Executory Contracts and Unexpired Leases

            Any executory contract or unexpired lease that has not been expressly rejected by the Debtors with the Bankruptcy Court's approval or designated by the Debtors as being subject to rejection, on or prior to the Effective Date will, as of the Effective Date, be deemed to have been assumed by the Debtors. Notwithstanding the foregoing, the Debtors may reject those executory contracts and unexpired leases listed on an exhibit to be provided to the Bankruptcy Court at the Confirmation Hearing (as such list may be amended or supplemented up to and including the Confirmation Date).

            On the Effective Date, the Joint Venture Agreement shall be assumed by Congoleum and the obligations of the Debtors to ABI thereunder will be subject to the provisions set forth in the Plan.

      (b)   Damages Upon Rejection

            The Bankruptcy Court shall determine the dollar amount, if any, of the Claim of any Entity seeking damages by reason of the rejection of any Executory Contract; provided, however, that such Entity must file a Proof of Claim with the Bankruptcy Court within thirty days after the entry of the order rejecting such Executory Contract. To the extent any such Claim is Allowed by the Bankruptcy Court by Final Order, such Claim shall become, and shall be treated for all purposes under the Plan as, a Class 7 General Unsecured Claim and the holder thereof shall receive distributions as a holder of an Allowed Claim in such Class pursuant to the Plan.

      (c)   Cure of Defaults

            Any defaults of the Debtors with respect to assumed executory contracts or leases existing as of the Effective Date will be cured in the ordinary course of the Reorganized Debtors' business promptly after any such default becomes known to the Debtors, unless otherwise determined by the Bankruptcy Court pursuant to a Final Order, or agreed to by the parties to such contract or lease on or before the Effective Date. The Bankruptcy Court shall resolve any disputes over cure amounts according to applicable law, and the assumed executory contracts or leases shall be binding upon and enforceable upon the parties thereto, subject to any rights and defenses existing thereunder. Subject to the occurrence of the Effective Date, upon payment of such cure amounts, all of the Debtors' defaults existing as of the Confirmation Date with respect to any executory contract or unexpired lease to be assumed will be deemed cured.

6.7. Injunctions, Releases and Discharge

      (a)   Term of Certain Injunctions and Automatic Stay

            (i) All of the injunctions and/or automatic stays provided for in or in connection with the Reorganization Cases, whether pursuant to section 105, section 362, section 524(g), or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to Confirmation will remain in full force and effect until the Plan and the Injunctions become effective, and thereafter if so provided by the Plan, the Confirmation Order, or by their own terms. In addition, on and after Confirmation, the Debtors may seek such further orders as they may deem necessary to preserve the status quo during the time between Confirmation and the Effective Date.

            (ii) Each of the Injunctions will become effective on the Effective Date and shall continue in effect at all times thereafter. Notwithstanding anything to the contrary contained in the Plan, all actions in the nature of those to be enjoined by the Injunctions will be enjoined during the period between the Confirmation Date and the Effective Date.

      (b)   Setoffs

            Subject to the limitations provided in section 553 of the Bankruptcy Code, the Debtors or the Plan Trust, as applicable, may, but will not be required to, setoff against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder will constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder; provided that Reorganized Congoleum may not offset any obligations under the Promissory Note against any claim that Reorganized Congoleum may have against the Plan Trust.

      (c)   Discharge

            Except as specifically provided in the Plan, the Plan Documents or in the Confirmation Order, as of the Effective Date, Confirmation will discharge the Debtors and the Reorganized Debtors pursuant to section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims of any nature whatsoever and Demands including, without limitation, any Claims, demands and liabilities that arose before the Confirmation, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based on such Claim was filed or deemed filed under section 501 of the Bankruptcy Code, or such Claim was listed on the Schedules of the Debtors, (b) such Claim is or was Allowed under section 502 of the Bankruptcy Code, or (c) the holder of such Claim has voted on or accepted the Plan. Except as specifically provided in the Plan or Plan Documents, the rights that are provided in the Plan as of the Effective Date shall be in exchange for and in complete satisfaction, settlement, discharge and/or release, as applicable, of all Claims (including without limitation Asbestos Claims) or Demands against, Liens on, and interests in the Debtors or the Reorganized Debtors or any of their assets or properties.

      (d)   Release of Representatives of the Debtors

            To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, except as otherwise specifically provided in the Plan and the Plan Documents, for good and valuable consideration, the receipt and sufficiency of which is acknowledged in the Plan, all current and former Representatives of the Debtors, on and after the Effective Date, are released from any and all Claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that any Entity would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, based in whole or in part, upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, for claims or liabilities resulting from their services as officers or directors of the Debtors or, to the extent such claims or liabilities relate to the business, operations or management of the Debtors prior to the Effective Date.

      (e)   Exculpation

            To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, as of the Effective Date, each of the Reorganized Debtors, the Debtors, the Futures Representative, the Plan Trustee, the Claimants' Representative, the Pre-Petition Asbestos Claimants' Committee, the Collateral Trustee, ABI or any of their respective Representatives (i) will not have or incur any liability to any Entity for any act or omission in connection with or arising out of the negotiation of the Plan, negotiation of the settlement provided in the Collateral Trust, negotiation of the settlement provided in the Claimant Agreement, the pursuit of confirmation of the Plan, the consummation of the Plan or the settlements provided by the Collateral Trust Agreement, the Claimant Agreement, or the Security Agreement or the administration of the Plan or the property to be distributed under the Plan; and (ii) in all respects will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and the other Plan Documents.

      (f)   Releases by Holders of Claims

            To the extent permitted by law applicable to cases under the Bankruptcy Code in the judicial district in which the Bankruptcy Court is located, other than rights to the treatment provided in Article IV of the Plan or as otherwise provided in the Plan or the Plan Documents, on and after the Effective Date, each holder of a Claim who has accepted the Plan will be deemed to have unconditionally released the Released Non-Debtor Parties, the Claimants' Representative, the Pre-Petition Asbestos Claimants' Committee and their current and former Representatives from any and all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date in any way relating or pertaining to, the Debtors or the Reorganized Debtors, the Reorganization Cases, or the negotiation, formulation, and preparation of the Plan, the Plan Documents or any related agreements, instruments or other documents.

      (g)   Discharge Injunction

            Except as specifically provided in the Plan Documents to the contrary, the satisfaction, release, and discharge set forth in Section 11.1 of the Plan will also operate as an injunction, pursuant to sections 105, 524(g) and 1141 of the Bankruptcy Code, prohibiting and enjoining the commencement or continuation of any action, the employment of process or any act to collect, recover from, or offset (a) any Claim or Demand against or Interest in the Debtors, the Reorganized Debtors, the Collateral Trust, or the Plan Trust by any Entity and (b) any cause of action, whether known or unknown, against the Released Parties based on such Claim or Interest described in subpart (a) of
Section 11.5 of the Plan.

      (h)   Asbestos Channeling Injunction

            The sole recourse of the holder of a Plan Trust Asbestos Claim or Demand on account of such Claim or Demand or of a Person that had or could have asserted an Asbestos Claim or Demand will be to the Plan Trust pursuant to the provisions of the Asbestos Channeling Injunction, the Plan, the Plan Trust Agreement and the TDP, and such holder will have no right whatsoever at any time to assert its Plan Trust Asbestos Claim or Demand against the Debtors, Reorganized Debtors, any other Protected Party, or any property or interest in property of the Debtors, the Reorganized Debtors, or any other Protected Party. Without limiting the foregoing, from and after the Effective Date, the Asbestos Channeling Injunction will apply to all present and future holders of Plan Trust Asbestos Claims and Demands, and all such holders will be permanently and forever stayed, restrained, and enjoined from taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Plan Trust Asbestos Claims and Demands, other than from the Plan Trust in accordance with the Asbestos Channeling Injunction and pursuant to the Plan, the Plan Trust Agreement and the
TDP:

                  (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Protected Party or any property or interests in property of any Protected Party;

                  (ii) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Protected Party or any property or interests in property of any Protected Party;

                  (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance against any Protected Party, or any property or interests in property of any Protected Party;

                  (iv) setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Protected Party or any property or interests in property of any Protected Party; and

                  (v) proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Plan Trust, except in conformity and compliance with the Plan, the Plan Trust Agreement and the TDP.

            Except as otherwise expressly provided in the Plan, nothing contained in the Plan will constitute or be deemed a waiver of any claim, right or cause of action that the Debtors, the Reorganized Debtors, or the Plan Trust may have against any Entity in connection with or arising out of or related to an Asbestos Claim. Notwithstanding any other provision in the Plan to the contrary, nothing in the Plan shall be understood to channel, prevent, impair or limit in any way enforcement against the Debtors, the Reorganized Debtors, or any other Protected Party of any rights provided in connection with any Workers' Compensation Claim.

      (i)   Reservation of Rights

            Notwithstanding any other provision of the Plan to the contrary, the satisfaction, release and discharge, and the Injunctions set forth in Section XI of the Plan, will not serve to satisfy, discharge, release, or enjoin claims by the Plan Trust, the Reorganized Debtors, ABI, their Affiliates, and the Subsidiaries, or any other Entity, as the case may be, against (a) the Plan Trust for payment of Plan Trust Asbestos Claims in accordance with the Plan, the Plan Trust Agreement and the TDP, as applicable, (b) the Plan Trust for the payment of Plan Trust Expenses, or (c) the Reorganized Debtors, the Plan Trust, or any other Entity, to enforce the provisions of the Plan.

      (j)   Rights Against Debtors under Environmental Laws

            Notwithstanding anything to the contrary contained in the Plan, the injunctions and releases set forth in Article XI of the Plan will not impair the rights or causes of action of the United States of America or any State or other Governmental Unit against the Debtors under applicable Environmental Laws, and such rights and causes of action will not be discharged or otherwise adversely affected by the Plan.

      (k)   Disallowed Claims and Disallowed Interests

            On and after the Effective Date, the Debtors will be fully and finally discharged from any liability or obligation on a Disallowed Claim or a Disallowed Interest, and any order creating a Disallowed Claim or a Disallowed Interest that is not a Final Order as of the Effective Date solely because of an Entity's right to move for reconsideration of such order pursuant to section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 will nevertheless become and be deemed to be a Final Order on the Effective Date. The Confirmation Order, except as otherwise provided in the Plan or ordered by the Bankruptcy Court, will constitute an order: (a) disallowing all Claims (other than Plan Trust Asbestos Claims) and Interests to the extent such

Claims and Interests are not allowable under any provision of section 502 of the Bankruptcy Code, including, but not limited to, time-barred Claims and Interests, and Claims for unmatured interest, and (b) disallowing or subordinating, as the case may be, any Claims, or portions of Claims, for penalties or Non-Compensatory Damages.

      (l)   No Liability for Solicitation or Participation

            Pursuant to section 1125(e) of the Bankruptcy Code, the Confirmation Order will provide that all of the Persons who have solicited acceptances or rejections of the Plan (including the Debtors and all of their respective officers, directors, shareholders, attorneys, agents, advisers and employees, all of the other Released Parties and the Voting Agent) have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and are not liable on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale or purchase of securities.

6.8. Matters Incident to Plan Confirmation

      (a)   No Liability for Tax Claims

            Unless a taxing authority has asserted a Claim against the Debtors before the bar date, if any, established therefor, no Claim of such authority will be Allowed against the Debtors or the Reorganized Debtors for taxes, penalties, interest, additions to tax, or other charges arising out of the failure, if any, of the Debtors, or any other Entity to have paid tax or to have filed any tax return (including, but not limited to, any income tax return or franchise tax return) in or for any prior year or arising out of an audit of any return for a period before the Petition Date.

      (b)   No Successor Liability

            Except as otherwise expressly provided in the Plan, the Debtors, the Reorganized Debtors, ABI or their Affiliates and Subsidiaries, the Creditors' Committee, the Pre-Petition Asbestos Claimants' Committee and the Futures Representative do not, pursuant to the Plan or otherwise, assume, agree to perform, pay, or indemnify creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtors relating to or arising out of the operations of or assets of the Debtors, whether arising prior to, on, or after the Confirmation Date. Neither the Debtors, the Reorganized Debtors, ABI, their Affiliates, their Subsidiaries, nor the Plan Trust is, or shall be, a successor to the Debtors by reason of any theory of law or equity, and none will have any successor or transferee liability of any kind or character, except that the Reorganized Debtors and the Plan Trust will assume the obligations specified in the Plan and the Confirmation Order.

      (c)   Revesting of Assets

            Except as otherwise expressly provided in the Plan, on the Effective Date, each Reorganized Debtor will be vested with all of the assets and property of its former Estate, free and clear of all Claims, Liens, charges and other interests of holders of Claims or Interests, and may operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.

      (d)   Vesting and Enforcement of Causes of Action

            Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in Section 6.8(e) below, the Reorganized Debtors will be vested with and have the right to enforce against any Entity any and all of the Debtors' causes of action (including the right to pursue such claims, if any, in the name of any Debtor if necessary), with the proceeds of the recovery of any such actions to be property of the Reorganized Debtors; provided, however, that nothing herein shall alter, amend, or modify the injunctions, releases, or discharges provided in the Plan.

      (e)   Bankruptcy Causes of Action

            On the Effective Date, the Debtors shall assign to the Plan Trust all Plan Trust Bankruptcy Causes of Action. All Plan Trust Bankruptcy Causes of Action shall constitute part of the Plan Trust Assets, and shall be transferred to and vested in the Plan Trust as of the Effective Date, free and clear of all Claims, Liens and encumbrances of every nature. The Plan Trust shall be deemed the appointed representative of the Debtors' estates to, and may, enforce, pursue, litigate, abandon, compromise and settle any Plan Trust Bankruptcy Cause of Action as it deems appropriate. All Bankruptcy Causes of Action shall be preserved for enforcement solely by the Reorganized Debtors.

      (f)   Preservation of Insurance Claims

            The Debtors' discharge and the Released Non-Debtor Parties' discharge and release from all Claims as provided in the Plan will neither diminish nor impair the enforceability of any of the Asbestos Insurance Policies. The Plan Trust is, and will be deemed to be, for all purposes, including, but not limited to for purposes of insurance and indemnity, the successor to Congoleum in respect of Plan Trust Asbestos Claims.

6.9. Retention of Jurisdiction

      (a)   Jurisdiction

            Until the Reorganization Cases are closed, the Bankruptcy Court will retain the fullest and most extensive jurisdiction permissible, including that necessary to ensure that the purposes and intent of the Plan are carried out. Except as otherwise provided in the Plan, the Bankruptcy Court will retain jurisdiction to hear and determine all Claims against and Interests in the Debtors, and to adjudicate and enforce all other causes of action which may exist on behalf of the Debtors. Nothing contained in the Plan will prevent the Debtors, the Reorganized Debtors, the Collateral Trust or the Plan Trust from taking such action as may be necessary in the enforcement of any cause of action which any Debtor has or may have and which may not have been enforced or prosecuted by such Debtor, which cause of action shall survive confirmation of the Plan and shall not be affected thereby except as specifically provided herein.

      (b)   General Retention

            Following the Confirmation of the Plan, the administration of the Reorganization Cases will continue at least until the completion of the transfers contemplated to be accomplished on the Effective Date. Moreover, the Plan Trust will be subject to the continuing jurisdiction of the Bankruptcy Court in accordance with the requirements of section 468B of the IRC and the regulations issued pursuant thereto. The Bankruptcy Court will also retain jurisdiction for the purpose of classification of any Claim and the re-examination of Claims that have been Allowed for purposes of voting, and the determination of such objections as may be filed with the Bankruptcy Court with respect to any Claim. The failure by the Debtors to object to, or examine, any Claim for the purposes of voting, will not be deemed a waiver of the right of the Debtors, the Reorganized Debtors, or the Plan Trust, as the case may be, to object to or reexamine such Claim in whole or in part.

      (c)   Specific Purposes

            In addition to the foregoing, the Bankruptcy Court will retain exclusive jurisdiction for the following specific purposes after the Confirmation Date:

            o to modify the Plan after Confirmation, pursuant to the provisions of the Bankruptcy Code and the Bankruptcy Rules;

            o to correct any defect, cure any omission, reconcile any inconsistency, or make any other necessary changes or modifications in or to the Plan, the Plan Trust Documents or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan, including the adjustment of the date(s) of performance under the Plan Documents in the event that the Effective Date does not occur as provided herein so that the intended effect of the Plan may be substantially realized thereby;

            o to assure the performance by the Disbursing Agent and the Plan Trustee of their respective obligations to make distributions under the Plan;

            o to enforce and interpret the terms and conditions of the Plan Documents;

            o to enter such orders or judgments, including, but not limited to, injunctions (i) as are necessary to enforce the title, rights, and powers of the Debtors, the Reorganized Debtors, the Plan Trust, ABI, the Futures Representative and the Trust Advisory Committee, or (ii) as are necessary to enable holders of Claims to pursue their rights against any Entity that may be liable therefor pursuant to applicable law or otherwise, including, but not limited to, Bankruptcy Court orders;

            o to hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes, tax benefits, tax proceedings and similar or related matters with respect to the Debtors, the Reorganized Debtors, or the Plan

                  Trust relating to tax periods or portions thereof ending on or before the Effective Date, arising on account of transactions contemplated by the Plan Documents, or relating to the period of administration of the Reorganization Cases;

            o to hear and determine all applications for compensation of professionals and reimbursement of expenses under sections 330, 331, or 503(b) of the Bankruptcy Code;

            o to hear and determine any causes of action arising during the period from the Petition Date through the Effective Date;

            o to hear and determine any claim, cause of action, dispute or other matter in any way related to the Plan Documents or the transactions contemplated thereby, against the Debtors, the Reorganized Debtors, ABI, the ABI Parties, the Trust Advisory Committee, the Plan Trust, the Collateral Trust, the Plan Trustee, the Collateral Trustee or the Futures Representative and each of their respective Representatives;

            o to hear and determine any and all motions pending as of Confirmation for the rejection, assumption, or assignment of executory contracts or unexpired leases and the allowance of any Claim resulting therefrom;

            o to hear and determine such other matters and for such other purposes as may be provided in the Confirmation Order;

            o to consider and act on the compromise and settlement of any Claim against or Interest in the Debtors or their Estates;

            o to hear and determine all questions and disputes regarding title to the assets of the Debtors, their Estates, the Reorganized Debtors or the Plan Trust;

            o to hear and determine all matters, questions, and disputes with respect to the Plan Trust Asbestos Claims and direct causes of action brought by the Plan Trust or the Reorganized Debtors, including without limitation all causes of action against the Asbestos Insurance Companies;

            o to hear and determine any other matters related hereto, including the implementation and enforcement of all orders entered by the Bankruptcy Court in the Reorganization Cases;

            o to retain continuing jurisdiction with regard to the Plan Trust sufficient to satisfy the requirements of section 468B of the IRC and Treas. Reg. Section 1.468B-1(c)(1);

            o to hear and determine any and all applications brought by the Plan Trustee to amend, modify, alter, waive, or repeal any provision of the Plan Trust Agreement or the TDP; and

            o to enter such orders as are necessary to implement and enforce the Injunctions and the other injunctions described in the Plan, including, without limitation, orders extending the protections afforded by section 524(g)(4) of the Bankruptcy Code to the Protected Parties, including without limitation, ABI, the ABI Parties and the Settling Asbestos Insurance Companies.

6.10. Miscellaneous Provisions

      (a)   Exemption From Transfer Taxes

            The issuance, transfer, or exchange of any of the securities issued under, or the transfer of any other assets or property pursuant to or in connection with the Plan or the making or delivery of an instrument of transfer under or in connection with the Plan will not, pursuant to section 1146 of the Bankruptcy Code, be taxed under any law imposing a stamp tax, transfer tax or other similar tax.

      (b)   Effectuating Documents and Further Transactions

            The Debtors, the Reorganized Debtors, ABI, the Futures Representative and the Plan Trust, if and to the extent necessary, may seek with notice to the others such orders, judgments, injunctions, and rulings that any of them deem necessary to further carry out the intentions and purposes of, and give full effect to the provisions of, the Plan.

      (c)   The Creditors' Committee and the Futures Representative

            The Creditors' Committee, if appointed, will continue in existence until the Effective Date, with the Debtors to pay the reasonable fees and expenses of the Creditors' Committee, if appointed, and the Futures Representative through that date as well, in accordance with any fee and expense procedures promulgated during the Reorganization Cases. After the Effective Date, the Futures Representative will (a) continue in existence and the rights, duties and responsibilities of the Futures Representative shall be as set forth in the Plan Trust Documents and (b) have the right to prosecute and/or object to applications for Professional Fee Claims. The Representatives retained by the Futures Representative during the Reorganization Cases will, as of the Effective Date, be released and discharged of and from all further authority, duties, responsibilities, and obligations related to or arising from, the Reorganization Cases. On the Effective Date, any other committee that may have been appointed in the Reorganization Cases (other than the TAC) shall be dissolved except for the purposes of: (a) prosecuting any appeal or request for reconsideration or stay pending appeal of the Confirmation Order; (b) pending adversary proceedings; and (c) prosecuting applications for compensation for the professionals retained by such committee, and the members, attorneys, accountants, and other professionals thereof will be released and discharged of and from all further authority, duties, responsibilities, liabilities, and obligations related to, or arising from, the Reorganization Cases.

On the Effective Date, the Trust Advisory Committee will assume those powers, duties, and responsibilities as provided in the Plan Trust Agreement.

      (d)   Modification of the Plan

            The Debtors, with the written consent of ABI and the Futures Representative, may propose amendments to or modifications of any of the Plan Documents under section 1127 of the Bankruptcy Code at any time prior to the Confirmation Date. After Confirmation, the Debtors, with the written consent of the Futures Representative, the Plan Trustee and ABI, may remedy any defects or omissions or reconcile any inconsistencies in the Plan or the Confirmation Order or any other order entered for the purpose of implementing the Plan in such manner as may be necessary to carry out the purposes and intent of the Plan. Anything in the Plan or in any Plan Document to the contrary notwithstanding, following Confirmation, but prior to the Effective Date, the Plan will not be modified, supplemented, changed or amended in any material respect except with the consent of ABI (to the extent that any such modification, supplementation, change, or amendment impairs or affects the rights of ABI or the Affiliates under the Plan), the Futures Representative, and the Debtors.

      (e)   Revocation and Withdrawal of the Plan

            The Debtors reserve the right to revoke and withdraw the Plan before the entry of the Confirmation Order. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur, then, with respect to all parties in interest, the Plan will be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Entity or to prejudice in any manner the rights of the Debtors or such Entity in any further proceedings involving the Debtors.

      (f)   No Admission

            Nothing contained in the Plan or in this Disclosure Statement will be deemed as an admission by the Debtors, with respect to any matter set forth therein or herein, including, without limitation, liability on any Claim or the propriety of any Claims classification.

      (g)   Governing Law

            Except to the extent that federal law (including, but not limited to, the Bankruptcy Code and the Bankruptcy Rules) is applicable or where the Plan provides otherwise, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof which would require the application of any other law.

      (h)   Modification of Payment Terms

            The Debtors reserve the right to modify the treatment of any Allowed Claim (other than a Plan Trust Asbestos Claim), as provided in section 1123(a)(4) of the Bankruptcy Code, at any time after the Effective Date upon the consent of the holder of such Allowed Claim, and solely with respect to any Allowed ABI Claim, with the additional consent of the Futures Representative and the Plan Trustee.

                                    ARTICLE 7
                            CONFIRMATION OF THE PLAN

7.1. Acceptance or Rejection of the Plan

      (a)   Persons Entitled to Vote on the Plan

            Pursuant to section 1126 of the Bankruptcy Code, only Classes of Claims and Interests that are impaired under the terms and provisions of the Plan are entitled to vote to accept or reject the Plan. Generally speaking, under section 1124 of the Bankruptcy Code, a class of claims or interests is "impaired" under a plan of reorganization unless, with respect to each claim or interest in such class, the plan in question (1) leaves unaltered the legal, equitable and contractual rights to which such claim or interest entitles the holder of such claim or interest; or (2) notwithstanding any contractual provision or applicable law that entitles the holder of such claim or interest to demand or receive accelerated payment of such claim or interest after the occurrence of a default (A) cures any such default that occurred before or after the commencement of the case under the Bankruptcy Code, other than a default of the kind specified in section 365(b)(2) thereof; (B) reinstates the maturity of such claim or interest as such maturity existed before such default; (C) compensates the holder of such claim or interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (D) does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest.

            Under the Plan, Classes 1, 5, 6, 7, 8, 13 and 14 are Unimpaired; therefore, the holders of Claims and Interests in such Classes are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. The Company will not solicit acceptances of the Plan from holders of Claims and Interests in these Classes.

            Classes 2, 3, 4, 9, 10, 11 and 12 are Impaired; therefore, the holders of Claims and Interests in Classes 2, 3, 4, 9, 10, 11 and 12 are entitled to vote to accept or reject the Plan. Section 524(g) of the Bankruptcy Code permits supplementary injunctions to be issued which channel all Asbestos Claims to a trust if, among other things, 75% of those claimants voting in the Class or Classes of claimants whose Claims are to be addressed by the trust vote for the plan. Because the Claims in Classes 2, 3, 10 and 11 are to be channeled into the Plan Trust, the Company is soliciting acceptances of the Plan for purposes of section 524(g) from these Classes.

      (b)   Voting Instructions

            (1)   Ballots

            Unless (i) you have made arrangements in writing with your attorney to authorize him or her to vote directly on your behalf and (ii) wish to keep those arrangements in place, please use only the ballot sent to you with this Disclosure Statement in voting for or against the Plan. Holders of Claims and Interests in Classes 2, 3, 4, 9, 10, 11 and 12 will receive a ballot in the applicable form described below. The Company may provide master ballots to parties holding proxies or powers of attorney to vote on behalf of multiple claimants. Unless you have made arrangements in writing with your attorney to authorize him or her to vote directly on your behalf, you must follow the procedures outlined below in order to properly complete your ballot.

                  (A)   Class 2, 3 and 10 Ballots

            Holders of Secured Asbestos Claims of Qualified Pre-Petition Settlement Claimants, Secured Asbestos Claims of Qualified Participating Claimants and/or Unsecured Asbestos Personal Injury Claims shall each receive a separate form of ballot.

                        (i) Indicate on the ballot, by checking the appropriate box, the Class of Claim which you hold. If you hold a Class 10 Claim, indicate the amount and basis of your Unsecured Asbestos Personal Injury Claim. The information you enter relating to the amount and basis of your Unsecured Asbestos Personal Injury Claim will be used solely for the purposes of identifying your Unsecured Asbestos Personal Injury Claim for calculating votes to accept or reject the Plan. Such information does not establish the amount of your Claim and does not constitute a Proof of Claim.

                        (ii) Indicate on the ballot, by checking the appropriate box, whether you are voting to accept or reject the Plan. If your ballot does not indicate either an acceptance or a rejection of the Plan or if it indicates both an acceptance and a rejection, it will not be counted.

                        (iii) Sign and date your ballot, and return it to the Voting Agent prior to 5:00 p.m., Prevailing Eastern Time, December 19, 2003, or if such date has been extended, prior to 5:00 p.m., Prevailing Eastern Time, on such extended date.

                  (B)   Class 11 Ballots

            Holders of Asbestos Property Damage Claims, if any, shall receive a separate form of ballot.

                        (i) Indicate on the ballot, by checking the appropriate box, the Class of Claim which you hold. If you hold a Class 11 Claim, indicate the amount and basis of your Asbestos Property Damage Claim. The information you enter relating to the amount and basis of your Asbestos Property Damage Claim will be used solely for the purposes of identifying your Asbestos Property Damage Claim and may be used for calculating votes to accept or reject the Plan. Such information does not establish the amount of your Claim and does not constitute a Proof of Claim.

                        (ii) Indicate on the ballot, by checking the appropriate box, whether you are voting to accept or reject the Plan. If your ballot does not indicate either an acceptance or a rejection of the Plan or if it indicates both an acceptance and a rejection, it will not be counted.

                        (iii) Sign and date your ballot, and return it to the Voting Agent prior to 5:00 p.m., Prevailing Eastern Time, on December 19, 2003, or if such date has been extended, prior to 5:00 p.m., Prevailing Eastern Time, on such extended date.

                  (C)   Other Ballots

            Holders of the Lender Secured Claims, ABI Claims and the Congoleum Majority Interests shall receive separate balloting forms.

                        (i) Indicate on the ballot, by checking the appropriate box, the Class of Claim or Interest which you hold.

                        (ii) Indicate on the ballot, by checking the appropriate box, whether you are voting in favor of or against the Plan. If your ballot does not indicate either a vote in favor of or against the Plan, or if it indicates both a vote in favor of and a vote against the Plan, it will not be counted.

                        (iii) Sign and date your ballot, and return it to the Voting Agent prior to 5:00 p.m., Prevailing Eastern Time, on December 19, 2003, or if such date has been extended, prior to 5:00 p.m., Prevailing Eastern Time, on such extended date.

            (2)   Returning Ballots

            UNLESS YOU HAVE MADE ARRANGEMENTS IN WRITING WITH YOUR ATTORNEY TO AUTHORIZE HIM OR HER TO VOTE DIRECTLY ON YOUR BEHALF, PLEASE USE THE BALLOT SENT TO YOU WITH THIS DISCLOSURE STATEMENT IN VOTING FOR OR AGAINST THE PLAN. YOU SHOULD COMPLETE AND SIGN THE BALLOT AND RETURN IT TO THE VOTING AGENT, AT THE APPROPRIATE ADDRESS SET FORTH IN THE VOTING INSTRUCTIONS WHICH ACCOMPANY THE ENCLOSED BALLOT, ON OR BEFORE 5:00 P.M., PREVAILING EASTERN TIME ON DECEMBER 19, 2003, OR IF SUCH DATE HAS BEEN EXTENDED, ON SUCH EXTENDED DATE. ALL BALLOTS WILL BE TABULATED BY THE VOTING AGENT.

            IN ORDER TO BE COUNTED, BALLOTS MUST BE ACTUALLY RECEIVED BY THE VOTING AGENT ON OR BEFORE 5:00 P.M., PREVAILING EASTERN TIME, ON DECEMBER 19, 2003, OR IF SUCH DATE HAS BEEN EXTENDED, PRIOR TO 5:00 P.M., PREVAILING EASTERN TIME ON SUCH EXTENDED DATE AT THE APPROPRIATE ADDRESS SET FORTH IN THE VOTING INSTRUCTIONS WHICH ACCOMPANY THE ENCLOSED BALLOT.

            (3)   Incomplete or Irregular Ballots

            Ballots which fail to designate the Class to which they apply will be counted, subject only to contrary determinations by the Bankruptcy Court, in the Class determined by the Company.

            BALLOTS THAT ARE NOT SIGNED IN ACCORDANCE WITH THE VOTING INSTRUCTIONS AND BALLOTS THAT ARE SIGNED BUT NOT EXPRESSLY VOTED EITHER FOR ACCEPTANCE OR REJECTION OF THE PLAN WILL NOT BE COUNTED.

            (4)   The Company's Right to Extend the Solicitation Period

            The solicitation period for ballots with respect to the Plan will expire at 5:00 p.m., Prevailing Eastern Time, on December 19, 2003 unless the Company, in its sole discretion, shall have extended the period of time for which ballots will be accepted by providing written notice to the Voting Agent and the holders or representatives of Impaired Claims and Interests, in which event the solicitation period will expire at 5:00 p.m. Prevailing Eastern Time on such extended date. Except to the extent allowed by the Bankruptcy Court, ballots that are received after the voting deadline may not be accepted or used by the Company in connection with its request for Confirmation of the Plan or any modification thereof.

            (5)   Ballot Retention

            The original ballots of holders of Claims and Interests shall be maintained by the Voting Agent for a period of six months following the Effective Date, after which they may be destroyed.

      (c)   Class Acceptance Requirement

            Chapter 11 of the Bankruptcy Code does not require that each holder of a Claim vote in favor of the Plan for it to be confirmed by the Bankruptcy Court. Instead, the Bankruptcy Code defines acceptance of the Plan by a Class of Claims as acceptance by holders of at least two-thirds in amount and more than one-half in number of the claims of that Class that have voted on the Plan, excluding any holders of Claims designated pursuant to section 1126(e) of the Bankruptcy Code. Acceptance by a Class of Interests is defined as acceptance by holders of at least two-thirds in amount of the Allowed Interests of that Class held by holders of such Interests that have voted on the Plan, excluding any holders of Interests designated pursuant to section 1126(e) of the Bankruptcy Code. Section 1126(e) provides that a vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that an Entity's acceptance or rejection of the plan was not in good faith, or was not solicited or procured in good faith, or in accordance with the provisions of the Bankruptcy Code.

      (d)   Acceptance Pursuant to Section 524(g) of the Bankruptcy Code

            In accordance with section 524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code, a supplementary injunction may be issued if, among other things, 75% of those voting in the Class or Classes of claimants addressed by the trust vote in favor of the Plan.

7.2. Confirmation Hearing

            Section 1128(a) of the Bankruptcy Code requires the court, after notice, to hold a hearing on confirmation of a plan. As promptly as practicable after the commencement by the Company of the Reorganization Cases, the Company will request the Bankruptcy Court to schedule the Confirmation Hearing. Notice of the Confirmation Hearing will be provided to all creditors and equity holders or their representatives. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any subsequent adjourned Confirmation Hearing.

            Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objecting party, the nature and amount of Claims or Interests held or asserted by the objectant against the Debtor or property, the basis for the objection and the specific grounds therefore, and must be filed with the Bankruptcy Court by the date and time set forth in the notice of the Confirmation Hearing, and served upon the parties and their counsel, so as to be received no later than the date and time for service of the objections, all as designated in the notice of the Confirmation Hearing.

7.3. Requirements for Confirmation

      (a)   Consensual Confirmation Under Section 1129(a) of the Bankruptcy Code

            At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of section 1129(a) of the Bankruptcy Code have been satisfied, in which event the Bankruptcy Court will enter the Confirmation Order. Such requirements include, among others:

            (i) That the Plan complies with applicable provisions of the Bankruptcy Code.

            (ii) That the Debtors have complied with the applicable provisions of the Bankruptcy Code.

            (iii) That the Plan has been proposed in good faith and not by any means forbidden by law.

            (iv) That any payment made or promised by the Debtors to any Entity for services, costs or expenses in or in connection with the Reorganization Cases or the Plan has been approved by or is subject to approval by the Bankruptcy Court as reasonable.

            (v) That the Debtors have disclosed the identity and affiliations of any individual proposed to serve as a director or an officer of the Reorganized Debtors after confirmation of the Plan and that the appointment to, or continuance in, such office by such individual is consistent with the interests of holders of Claims and Interests and with public policy.

            (vi) That the Plan is in the best interests of the holders of Claims and Interests; that is, each holder of an Allowed Claim or Allowed Interest either has accepted the Plan or will receive or retain on account of its Claim or Equity Interest property with a value, as of the Effective Date, that is not less than the amount that the holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on the Effective Date.

            (vii) Each Class of Claims or Interests has either accepted the Plan or is not impaired under the Plan, provided, however, that if such requirement is not met, the Plan may be confirmed pursuant to section 1129(b) of the Bankruptcy Code.

            (viii) Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Allowed Administrative Expense Claims and Allowed Priority Claims will be paid in full on the Effective Date and that Allowed Priority Tax Claims will be either paid in full on the Effective Date or will receive on account of such Claims deferred cash payments, over a period not exceeding six years after the date of assessment of such Claims, of a value, as of the Effective Date, equal to the Allowed Amount of such Claims.

            (ix) At least one impaired Class of Claims has accepted the Plan, without regard to the votes of any insiders.

            (x) That the Plan is feasible; that is, confirmation is not likely to be followed by the need for liquidation or further reorganization of the Reorganized Debtors.

            (xi) All fees comparable to the fees payable under section 1930 of title 28 of the U.S. Code, if and to the extent due, have been paid on or prior to the Effective Date.

            (xii) The Plan provides for the continuation after the Effective Date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, without modification by the Plan, thereby complying with section 1114 of the Bankruptcy Code.

            The Plan is the product of extensive arms-length negotiations and has been proposed in good faith. The Company believes that the Plan satisfies all applicable requirements of section 1129(a) of the Bankruptcy Code. A discussion of the reasons the Company believes the Plan satisfies certain of such requirements is set forth below and the satisfaction of the remaining requirements of section 1129(a) of the Bankruptcy Code is, in the Company's belief, self-explanatory:

            (1)   Best Interests Test

            Under the best interests test, the Plan may be confirmed if, with respect to each Impaired Class of Claims or Interests, each holder of an Allowed Claim or Allowed Interest in such Class either (A) has accepted the Plan or (B) will receive or retain under the Plan, on account of its Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Company were to be liquidated under Chapter 7 of the Bankruptcy Code.

            To determine what the holders in each Class of Claims or Interests would receive if the Company were to be liquidated, the Bankruptcy Court must estimate the dollar amount that would be generated from the liquidation of the Company's assets and properties in the context of a Chapter 7 liquidation case. The cash amount that would be available for satisfaction of the Allowed Claims and Allowed Interests of the Company would consist of the proceeds resulting from the disposition of the assets of the Company, augmented by the cash held by the Company at the time of the commencement of a Chapter 7 case. Such cash amount would be reduced by the costs and expenses of the liquidation and by any additional Administrative Claims and Priority Claims that would result from the termination of the Company's business and the use of a Chapter 7 proceeding for the purposes of liquidation. See Exhibit B (Liquidation Analysis).

            The Company believes that the timing of distributions under a Chapter 7 case would be delayed and the amount of distributions that would be made in a Chapter 7 case would be materially less than the distributions contemplated by the Plan. In addition, the ability of the trustee in a Chapter 7 case to negotiate settlements with Insurance Companies without the benefit of the section 524(g) injunctions is likely to be impaired, with the result that fewer settlements are likely to be achieved, and the terms of any such settlements are likely to be less favorable to Claimants than settlements achievable in the Reorganization Cases. Furthermore, unlike the Plan Trust in the Reorganization Cases, a Chapter 7 trustee would not receive the benefits of the Promissory Note and the ABI Contribution.

            The Company therefore believes that the Plan is in the best interests of all holders of Claims and Interests.

            (2)   Feasibility of the Plan

            In order for the Plan to be confirmed, the Bankruptcy Court also must determine that the Plan is feasible -- that is, that the need for further reorganization or a subsequent liquidation of the Company is not likely to result following confirmation of the Plan. In determining whether a plan of reorganization is feasible, a court will consider (A) the adequacy of the proposed capital structure of the reorganized entity, (B) its earning power, (C) the overall economic conditions in which it will operate, (D) the capability of its management, (E) the continuity of its management and (F) any other factors the court deems relevant to the successful operation of the reorganized entity to perform the provisions of the plan of reorganization.

            Reorganized Congoleum will be discharged from Asbestos Claims and otherwise in general will be free of prepetition debt, other than indebtedness in respect of or under (1) the Lender Secured Claims, (2) Other Secured Claims and (3) Senior Note Claims, as well as its ongoing business expenses and reorganization costs. Congoleum anticipates that the cash flow generated by its business and assets will be sufficient to pay its ongoing obligations under the Promissory Note, its other long-term debt and its business expenses.

            The Company, therefore, believes that the Plan is feasible.

            (3)   Acceptance by an Impaired Class

            Because the Plan impairs several Classes of Claims (Classes 2, 3, 4, 9, 10, 11 and 12), section 1129(a)(10) of the Bankruptcy Code requires that for the Plan to be confirmed, at least one Impaired Class of Claims must accept the Plan by the requisite vote. As more fully described in Section 7.1(c) - "Class Acceptance Requirement," an Impaired Class of Claims will have accepted the Plan if and only if at least two-thirds in amount and more than one-half in number of the Allowed Claims in such Class that vote have voted to accept the Plan.

      (b)   Conditions for Effective Date

            Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan will not occur unless and until each of the following conditions has been satisfied or, if applicable, waived:

            (1)   Confirmation Order

            The Confirmation Order will have been entered by the Bankruptcy Court and affirmed by the District Court or entered by the District Court, and the Confirmation Order and any order of the District Court shall be in form and substance acceptable to the Debtors, ABI, the Pre-Petition Asbestos Claimants' Committee, and the Futures Representative, and the Confirmation Order (and the affirming order of the District Court) will have become a Final Order; provided, however, that the Effective Date may occur at a point in time when the Confirmation Order is not a Final Order at the option of the Debtors, with the written consent of ABI, the Pre-Petition Asbestos Claimants' Committee, and the Futures Representative, unless the effectiveness of the Confirmation Order has been stayed, reversed or vacated. The Effective Date may occur, again at the option of the Debtors, with the written consent of the Pre-Petition Asbestos Claimants' Committee, the Futures Representative and ABI, on the first Business Day immediately following the expiration or other termination of any stay of effectiveness of the Confirmation Order.

            (2)   Injunctions

            The Discharge Injunction and the Asbestos Channeling Injunction shall be in full force and effect.

            (3)   Amended Credit Agreement

            The Amended Credit Agreement and all documents to be executed in connection with the Amended Credit Agreement, in form and substance reasonably satisfactory to the Debtors, shall not restrict Reorganized Congoleum's obligations to make scheduled interest payments under the Promissory Note except as provided in the Promissory Note and shall have been executed and delivered and all conditions precedent to effectiveness thereof shall have been satisfied or waived by the parties thereto.

            (4)   Plan Documents

            The Plan Documents necessary or appropriate to implement the Plan (which shall include without limitation, the Promissory Note, the Plan Trust Documents, the Pledge Agreement and the Insurance Assignment Agreement) shall have been executed, delivered and, where applicable, filed with the appropriate governmental authorities; all conditions precedent to the effectiveness of each of the Plan Documents shall have been satisfied or waived by the respective parties thereto; and the Plan Documents shall be in full force and effect.

            (5)   Other Assurances

            The Debtors shall have obtained either (i) a private letter ruling from the Internal Revenue Service establishing that the Plan Trust is a "qualified settlement fund" pursuant to Section 468(B) of the IRC and the regulations issued pursuant thereto, or (ii) other decisions, opinions or assurances regarding certain tax consequences of the Plan, satisfactory to the Debtors, the Reorganized Debtors and the Futures Representative.

            (6)   Other Approvals, Documents and Actions

            All authorizations, consent and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained, and all actions, documents, and agreements necessary to implement the Plan shall have been effected or executed.

            (7)   Judicial Fees

            All fees payable pursuant to 28 U.S.C. ss. 1930 if and to the extent assessed against the Bankruptcy Estates of the Debtors shall have been paid in full.

      (c)   Nonconsensual Confirmation Under Section 1129(b) of the Bankruptcy
            Code

            Although section 1129(a)(8) of the Bankruptcy Code requires that a plan be accepted by each class that is impaired by such plan, section 1129(b) of the Bankruptcy Code provides that the Bankruptcy Court may still confirm the Plan at the request of the Debtors if all requirements of section 1129(a) other than section 1129(a)(8) are met and if, with respect to each Class of Claims or Interests that is impaired under the Plan and has not voted to accept the Plan, the Plan "does not discriminate unfairly" and is "fair and equitable." A plan confirmed on the basis of this provision is commonly referred to as a "cramdown" plan. A cramdown plan is only available pursuant to section 1129(a)(10) of the Bankruptcy Code if at least one impaired class of claims accepts the plan. In the event there is no impaired accepting Class, the Debtors could not seek cramdown confirmation of the Plan because the Plan would not comply with the requirements of section 1129(a)(10) of the Bankruptcy Code. In any event, the Debtors do not intend to seek confirmation of the Plan if the voting requirements of section 524(g) of the Bankruptcy Code are not met with respect to the relevant Claims.

      (d)   Injunction Under Section 524(g) of the Bankruptcy Code

            Section 524(g) of the Bankruptcy Code authorizes the Bankruptcy Court to enjoin Entities from taking action to collect, recover or receive payment or recovery with respect to any Claim or Demand that is to be paid in whole or in part by a trust created by a plan of reorganization that satisfies the requirements of the Code. The injunction may also bar any action based on such Claims or Demands against Congoleum that are directed at third parties.

            To obtain the injunction, a trust must be established that (1) assumes Congoleum's Plan Trust Asbestos Claims; (2) is funded in whole or in part by securities of Congoleum and with an obligation by Congoleum to make future payments; (3) owns or is entitled to own if specified contingencies occur, a majority of the voting shares of Congoleum; and (4) uses its assets or income to satisfy claims and demands.

            As a requirement before issuing an injunction under section 524(g) of the Bankruptcy Code, the Bankruptcy Court must determine that (1) Congoleum is likely to be subject to substantial Demands for payment arising out of the same or similar conduct or events that give rise to the Claims that are addressed by the injunction; (2) the actual amounts, numbers and timing of such Demands cannot be determined; (3) pursuit of such Demands outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Claims and Demands; and (4) the Plan Trust will operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of Claims and Demands, or other comparable mechanisms that provide reasonable assurance that the Plan Trust will value, and be in a financial position to pay, Claims and Demands that involve similar Claims in substantially the same manner.

            The Bankruptcy Court must also ensure that the terms of any proposed section 524(g) injunction are set forth in the plan and disclosure statement and that a separate Class or Classes of claimants whose Claims are to be addressed by the trust be established and vote, by at least seventy-five percent (75%) of those voting in such Class or Classes, in favor of the Plan. Moreover, the injunction will be valid and enforceable as to future claimants only if a legal representative is appointed to protect their rights in the proceedings and if the court determines that applying the injunction to future claimants in favor of the beneficiaries of the injunction is fair and equitable with respect to the Persons that might subsequently assert such Demands, in light of the benefits provided, or to be provided, to the Plan Trust on behalf of Congoleum or a beneficiary of the third party injunction.

            The order confirming the Plan must be issued or affirmed by the District Court that has jurisdiction over the Reorganization Cases.

            Congoleum believes that it will be able to satisfy the requirements of section 524(g) of the Bankruptcy Code, to the extent that the requisite number of Asbestos Claimants in Classes 2, 3, 10 and 11 vote in favor of the Plan.

            Under the jurisdictional scheme applicable to bankruptcy courts, jurisdiction over bankruptcy cases and proceedings arising under the Bankruptcy Code or arising in or related to bankruptcy cases is vested in the district courts. However, the district courts may refer them to the bankruptcy judges of the district. In most districts, the district court has entered a standing order referring all such matters to the bankruptcy judges.

            The Company has not yet determined the Bankruptcy Court in which the filing of the Reorganization Cases will be made. Because section 524(g) requires, however, that any confirmation order containing a supplemental injunction must be issued or affirmed by the District Court, the reference may be withdrawn and the Reorganization Cases might proceed before a district judge. At this point, it is unclear whether the Reorganization Cases will be assigned to a bankruptcy judge or a district judge. If the Reorganization Cases are assigned to a bankruptcy judge, he or she could conduct the Confirmation Hearing and enter the Confirmation Order. In that instance, the section 524(g) injunctions would not be enforceable until the Confirmation Order was affirmed by a district judge. Alternatively, the Confirmation Hearing could be conducted before a district judge, or before both a bankruptcy judge and a district judge, sitting jointly. In either of those circumstances, the Confirmation Order could be issued by a district judge.

7.4. Effect of Confirmation

            Upon the Bankruptcy Court's entry of the Confirmation Order (and, if the District Court is not the issuing court of the Confirmation Order, the Confirmation Order being affirmed thereof by the District Court as required by section 524(g) of the Bankruptcy Code), and subject to the occurrence of the Effective Date, the Plan will be binding upon the Company, all holders of Claims and Interests and all other parties in interest, regardless of whether they have accepted the Plan.

                                    ARTICLE 8
                PLAN TRUST AND ASBESTOS CLAIMS RESOLUTION MATTERS

            THE FOLLOWING IS A SUMMARY OF CERTAIN SIGNIFICANT FEATURES OF THE PLAN TRUST. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE PLAN TRUST DOCUMENTS AND THE PLAN.

8.1. Establishment and Purpose of the Plan Trust

            On the Effective Date, the Plan Trust shall be established in accordance with the Plan Documents. The Plan Trust is intended to be a "qualified settlement fund" within the meaning of Section 1.468B-1(c) of the Treasury Regulation promulgated under Section 468B of the IRC. All Plan Trust Asbestos Claims shall be paid in accordance with the Plan Trust Agreement and the TDP. The purpose of the Plan Trust shall be to, among other things, (a) direct the liquidation, resolution, payment, and satisfaction of all Plan Trust Asbestos Claims in accordance with the Plan, the TDP, the Plan Trust Agreement and the Confirmation Order; (b) preserve, hold, manage, and maximize the Plan Trust Assets for use in paying and satisfying Plan Trust Asbestos Claims; (c) prosecute, settle, and manage the disposition of the Asbestos In-Place Insurance Coverage; and (d) prosecute, settle, and manage Asbestos Insurance Actions. All Plan Trust Asbestos Claims, including the future Asbestos Claims and Demands of Plan Trust

Asbestos Claimants that are presently unknown, shall be determined and liquidated, if Allowed, pursuant to the Plan, the Plan Trust Agreement and the TDP.

            On the Effective Date, all liabilities, obligations and responsibilities relating to all Plan Trust Asbestos Claims will be transferred to the Plan Trust and the Plan Trustee, on behalf of the Plan Trust, will expressly assume all liability for all Plan Trust Asbestos Claims. Plan Trust Asbestos Claims of Qualified Pre-Petition Settlement Claimants are secured in the full amount of their Qualified Claims and will be paid by the Plan Trust in accordance with the Plan Trust Agreement and the TDP. The Asbestos Personal Injury Claims of the Qualified Participating Claimants are Secured Asbestos Claims to the extent of seventy-five percent (75%) of the liquidated settlement amounts with the remaining twenty-five percent (25%) remaining unsecured. Holders of Unsecured Asbestos Personal Injury Claims will be paid the unpaid Liquidated Value of such Claims in accordance with, and subject to the limitations in, the TDP.

8.2. Funding of Plan Trust; Receipt of Trust Assets

            On the Effective Date, all Plan Trust Assets will be transferred to, vested in, and assumed by the Plan Trust provided, however, that to the extent that certain Plan Trust Assets, because of their nature or because they will accrue subsequent to the Effective Date, cannot be transferred to, vested in, and assumed by the Plan Trust on the Effective Date, such Plan Trust Assets will be transferred to, vested in, and assumed by the Plan Trust as soon as practicable after the Effective Date. On the Effective Date, pursuant to the Pledge Agreement ABI will pledge the Pledged Stock and the Other Collateral to the Plan Trust to secure performance of the obligations of Congoleum under the Promissory Note. On the Effective Date, ABI will fund the ABI Contribution and the Debtors will deliver the Insurance Assignment Agreement attached to the Plan as Exhibit "C" thereto, and such agreement shall thereupon be the valid, binding and enforceable obligation of each party thereto in accordance with the terms thereof.

            Upon dissolution of the Collateral Trust in accordance with the terms of the Collateral Trust Agreement, all of the Collateral Trust's right, title and interest in and to any assets or properties then held by the Collateral Trust will automatically be transferred and assigned to, and vest in, the Plan Trust, and all rights with respect to such assets and properties will be enforceable by the Plan Trust.

8.3. Discharge of Liabilities to Holders of Asbestos Claims

            Except as provided in the Plan and the Confirmation Order, the transfer to, vesting in and assumption by the Plan Trust of the Plan Trust Assets as contemplated by the Plan, among other things, will discharge the Debtors and the Reorganized Debtors from and in respect of all Plan Trust Asbestos Claims.

8.4. Excess Trust Assets

            To the extent there are any Plan Trust Assets remaining after the payment in full of all the Plan Trust's liability and provision for all Demands, such excess Plan Trust Assets will be transferred to a tax-exempt organization qualified under section 501(c)(3) of the IRC, which tax-exempt organization is to be determined by the Plan Trustee; provided, however, that such tax-exempt organization (a) if practicable, shall be related to the treatment of or research regarding asbestos-related disorders and (b) will not bear any relationship to the Reorganized Debtors within the meaning of Section 468B(d)(3) of the IRC.

8.5. Trust Expenses

            The Plan Trust will pay all Plan Trust Expenses from the Plan Trust Assets. Neither the Debtors, the Reorganized Debtors, ABI nor their Affiliates will have any obligation to pay any Plan Trust Expenses.

8.6. Appointment of the Initial Trustee

            On the Confirmation Date, effective as of the Effective Date, the Bankruptcy Court will appoint the initial Plan Trustee to serve as Plan Trustee in accordance with the Plan Trust Agreement. For purposes of performing his or her duties and fulfilling his or her obligations under the Plan Trust Agreement and the Plan, the Plan Trustee will be deemed to be a party in interest within the meaning of section 1109(b) of the Bankruptcy Code.

8.7. The Futures Representative

            On and after the Effective Date, the Futures Representative will continue to serve as the Futures Representative pursuant to the terms of the Plan Trust Agreement and will have the functions and rights provided in the Plan Trust Documents.

8.8. Appointment of Members of the Trust Advisory Committee

            After the Confirmation Date, the initial members of the TAC will be designated by the Pre-Petition Asbestos Claimants' Committee. Effective as of the Effective Date, the Bankruptcy Court will appoint the initial members of the TAC (and thereupon the TAC shall be formed) to serve as members of the TAC in accordance with the Plan Trust Agreement.

8.9. Assumption of Liabilities

            On the Effective Date, all liabilities, obligations and responsibilities relating to all Plan Trust Asbestos Claims and Asbestos Expenses will be transferred to the Plan Trust and the Plan Trustee, on behalf of the Plan Trust, will expressly assume all liability for all Plan Trust Asbestos Claims, Demands and Asbestos Expenses, subject to the provisions of the Plan Trust Agreement.

8.10. Indemnification of the Company and Reorganized Congoleum by the Plan Trust

            As and to the extent provided in the Plan Trust Agreement, the Plan Trust will indemnify and hold harmless each of the Plan Trustees, the Plan Trust officers and employees, the Futures Representative, the Claimants' Representative, the Pre-Petition Asbestos Claimants' Committee, each member of the TAC, the Debtors, the Reorganized Debtors and their respective past, present and future Representatives.


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

8.11. Establishment of the TDP

            Following the Effective Date, the Plan Trustee will promptly implement the TDP. The TDP sets forth the procedures for resolving TDP Valued Asbestos Claims. The TDP also provides mechanisms such as structured, periodic or supplemental payments, pro rata distributions, or periodic review of estimates of the numbers and values of present Unsecured Asbestos Personal Injury Claims and future Demands, or other comparable mechanisms, that provide reasonable assurance that the Plan Trust will value and be in a financial position to pay similar Unsecured Asbestos Personal Injury Claims in substantially the same manner. The TDP may be modified prior to the Effective Date and after the Effective Date from time to time in accordance with the terms of the TDP and the Trust Agreement.

                                    ARTICLE 9
                            ESTIMATED CLAIMS BY CLASS

            Congoleum and its professionals have attempted to determine the number and amount of Asbestos Claims likely to be asserted in the case. There are such inherent difficulties in doing so that no representation can be made as to the precise accuracy of such information. The Company estimates that, if the Reorganization Cases were filed as of September 30, 2003, Claims against the Company would be as follows:

9.1. Claims other than Asbestos Claims

      (a)   Administrative Expense Claims

            The Company estimates that the costs of the Reorganization Cases will likely total approximately $20 million, including the costs of professionals engaged during the Reorganization Cases.

      (b)   Priority Tax Claims

            The Company believes it is likely that there will be few, if any, Priority Tax Claims.

      (c)   Priority Claims (Class 1)

            The Company anticipates seeking approval of the Bankruptcy Court at the beginning of the Reorganization Cases to pay Priority Claims in the ordinary course of business, including wages due to employees and contributions on its employees' behalf to employee benefit plans. Assuming such relief is granted, the Company anticipates that there will likely be few, if any, Priority Claims remaining unpaid at the Effective Date.

      (d)   Lender Secured Claims (Class 4)

            The Company estimates that the Lender Secured Claims (Class 4) will total approximately $20 million.


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

      (e)   Senior Note Claims (Class 6)

            The Company expects that the Senior Note Claims (Class 6) will total approximately $100 million.

      (f)   General Unsecured Claims (Class 7)

            The Company expects such Claims to total approximately $85 million. The Company may seek authority from the Bankruptcy Court at the beginning of the Reorganization Cases to pay such claims in the ordinary course of business, when such Claims become due.

      (g)   Workers' Compensation Claims (Class 8)

            As of June 30, 2003, the current incurred liability was estimated to be approximately $3.1 million.

      (h)   ABI Claims (Class 9)

            The Company estimates such Claims will total approximately $300,000.

9.2. Asbestos Claims

      (a)   Secured Asbestos Claims (Classes 2 and 3)

            Congoleum estimates that the likely maximum amount of the aggregate Settlement Amounts of Secured Asbestos Claimants should not exceed a range of $300 million to $425 million.

      (b)   Unsecured Asbestos Personal Injury Claims (Class 10)

            In light of the information presently available to the Company, and the uncertainties and difficulties inherent in determining the number and amount of Asbestos Claims, the Company believes that the classification and treatment provided by the Plan complies with applicable law and is fair and equitable.

      (c)   Asbestos Property Damage Claims (Class 11)

            Congoleum estimates that it has received approximately one dozen Asbestos Property Damage Claims dating back to the 1980s, and only one Asbestos Property Damage Claim in the past five years. Congoleum is not aware of any current Asbestos Property Damage Claims and, in light of the information presently available to the Company, does not reasonably expect any significant Asbestos Property Damage Claims. Accordingly, Congoleum estimates that the likely maximum amount of the aggregate Allowed Asbestos Property Damage Claims should not exceed the amount of insurance coverage available for such Claims.

                                   ARTICLE 10
                                RISKS OF THE PLAN

10.1. General

            The following is intended as a summary of certain risks associated with the Plan, but is not exhaustive and must be supplemented by the analysis and evaluation of the Plan and this Disclosure Statement as a whole by each holder of a Claim with such holder's own counsel and other advisors.

10.2. Confirmation Risks

            For the Plan to be confirmed, each Impaired Class is given the opportunity to vote to accept or reject the Plan. With regard to the Impaired Classes which vote on the Plan, the Plan will be deemed accepted by a Class of Impaired Claims if the Plan is accepted by holders of Claims of such Class who hold at least two-thirds in amount and more than one-half in number of the total Allowed Claims of such Class actually voting on the Plan. Only those members of a Class who vote to accept or reject the Plan will be counted for voting purposes. The Plan must also comply with the requirements of section 524(g) of the Bankruptcy Code. Thus, if votes of holders of Claims in Classes 2, 3, 10 and 11 are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan and issue a supplemental injunction under section 524(g) of the Bankruptcy Code, the Company intends to file voluntary petitions for relief under Chapter 11 of the Bankruptcy Code and to seek, as promptly as practicable thereafter, confirmation of the Plan.

            Any objection to the Plan by a party in interest could either prevent, or delay for a significant period of time, confirmation of the Plan.

            Moreover, although the Company believes that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

10.3. Insurance Coverage for Plan Trust Asbestos Claims

            As described in Section 2.2 above, Congoleum has been in discussions with its insurers about insurance coverage for Asbestos Claims for some time. Because of the risks involved with respect to the effects of various potential rulings by the Bankruptcy Court or an appeal thereof, as well as the uncertainty in the resolution of any present or future Asbestos Insurance Actions, the ultimate value of the insurance proceeds is uncertain. Moreover, the possibility that one or more of the Insurance Companies may become insolvent in the future may impact the value of Congoleum's insurance coverage, and thus the value of the Plan Trust Assets.

10.4. Distributions under the TDP

            Payments that will be made on Plan Trust Asbestos Claims shall be determined under the TDP, the Plan and the Plan Trust Agreement and shall be based on one hand, upon estimates of the number, types and amount of present and expected future Plan Trust Asbestos

Claims and, on the other hand, on the value of the Plan Trust Assets, the liquidity of the Plan Trust Assets, the Plan Trust's expected future expenses and income, as well as other material matters that are reasonable and likely to affect the sufficiency of funds to pay all holders of Plan Trust Asbestos Claims. There can be no certainty as to the precise amounts that will be distributed by the Plan Trust in any particular time period or when Plan Trust Asbestos Claims will be paid by the Plan Trust.

10.5. Risk of Post-Confirmation Default

            Although no guarantees can be given, the Company believes that the cash flow generated by its business and assets will be sufficient to meet Reorganized Congoleum's ongoing business obligations and operating requirements and that such cash flow will be sufficient to make the payments required under the Plan. The Company further believes that Congoleum's net cash flow will be sufficient to make payments on the Promissory Note to the Plan Trust. At the Confirmation Hearing, the Bankruptcy Court will be required to make a judicial determination that the Plan is feasible in order to confirm the Plan.

                                   ARTICLE 11
            ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

            If the Plan is not confirmed and consummated, the alternatives to the Plan include (a) liquidation of the Company under Chapter 7 of the Bankruptcy Code; and (b) an alternative plan of reorganization.

11.1. Liquidation under Chapter 7

            If no plan can be confirmed, the Reorganization Cases may be converted to proceedings under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed to liquidate the assets of the Company for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a Chapter 7 liquidation would have on the recovery of holders of Claims and Equity Interests and the Company's liquidation analysis are set forth in Section 7.3(a)(1) -- "Best Interests Test" above. The Company believes that the timing of the distributions under a Chapter 7 case would be delayed and the amount of distributions that would be made in a Chapter 7 case would be materially less than the distributions contemplated by the Plan, because, among other things, (a) the ability of the trustee in a Chapter 7 case to negotiate settlements with Asbestos Insurance Companies without the benefit of the section 524(g) injunctions is likely to be impaired, and (b) a Chapter 7 trustee would not receive the benefits of the Promissory Note or the ABI Contribution.

            Attached hereto as Exhibit B is a Liquidation Analysis for the Company, which assumes that a bankruptcy case under Chapter 7 is commenced immediately and that the Company's assets are liquidated by a Chapter 7 trustee in an orderly liquidation. The Liquidation Analysis is based upon a number of estimates and assumptions which, while considered reasonable, are inherently beyond the control of the Company or any Chapter 7 trustee. Accordingly, there can be no assurances that the values reflected in the Liquidation Analysis would be realized if the Company were to undergo such a Chapter 7 liquidation; actual results could vary materially from those shown in that exhibit. In addition, any liquidation would necessarily take place in the future under circumstances which presently cannot be predicted. Accordingly, if the Estates were liquidated, the actual liquidation proceeds could be materially lower or higher than the amounts set forth in Exhibit B, and no representation or warranty can be made with respect to the actual proceeds that could be received in a Chapter 7 liquidation.

11.2. Alternative Plan of Reorganization

            If the Plan is not confirmed, the Company, or if the Company's exclusive period in which to file a plan of reorganization has expired, any other party in interest could attempt to formulate a different plan of reorganization. However, the Plan is the product of extensive negotiations among Congoleum, the Futures Representative, Claimants' Representative and ABI, and is a delicate balance of the competing and conflicting interests held by those parties. Any attempt to propose an alternative plan containing different terms for any of these parties would threaten to disrupt the balance established by the Plan. This, in turn, could lead to years of costly litigation for all parties.

            THE COMPANY BELIEVES THAT THE CONFIRMATION AND IMPLEMENTATION OF THE PLAN IS PREFERABLE TO ANY OF THE ALTERNATIVES BECAUSE IT SHOULD PROVIDE GREATER RECOVERIES THAN THOSE AVAILABLE IN LIQUIDATION OR UNDER ANY ALTERNATIVE PLAN.

                                   ARTICLE 12
               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

            A summary description of certain material United States federal income tax consequences of the Plan is provided below. This summary is for informational purposes only and should not be relied upon for purposes of determining the specific tax consequences of the Plan to a particular holder of a Claim. Only the principal United States federal income tax consequences of the Plan to Congoleum, the Plan Trust and certain impaired holders of Claims are described below. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan. No rulings or determinations of the Internal Revenue Service or any other taxing authority have been sought or obtained with respect to any tax consequences of the Plan, and the discussion below is not binding upon the Internal Revenue Service or any other taxing authority. No assurance can be given that the Internal Revenue Service or any other taxing authority would not assert, or that a court would not sustain, a different position from any discussed herein.

            This summary is based upon existing United States federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not address all aspects of United States federal income taxation that may be important to a particular holder of a Claim in light of such holder's individual investment circumstances or to certain types of holders of Claims subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons), all of whom may be subject to tax rules that differ significantly from those summarized below. This summary does not discuss any foreign, state, or local tax considerations. In addition, this summary does not address the possible application of recently adopted United States Treasury regulations concerning reportable transactions, which include transactions with respect to which, under certain


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circumstances, taxpayers claim losses. Each holder of a Claim is urged to consult its tax advisor regarding the United States federal, state, local, and foreign income and other tax consequences of the Plan.

12.1. Tax Consequences to Congoleum

      (a)   Discharge of Indebtedness

            In general, a taxpayer must include in gross income the amount of any indebtedness that is cancelled ("COD Income") during the taxable year. However, Section 108(a)(1)(A) of the IRC provides an exception to this rule where a taxpayer is subject to the jurisdiction of a bankruptcy court and the cancellation of indebtedness is granted by, or effected pursuant to, a plan approved by such court, as would be the case upon the confirmation of the Plan. In this event, rather than being included in gross income, the COD Income is applied to reduce the following tax attributes of the taxpayer in the following order: net operating losses, business and minimum tax credit carry forwards, capital loss carry forwards, the basis of the taxpayer's assets, and foreign tax credit carry forwards (collectively, the "Tax Attributes"). Under Section 108(b)(5) of the IRC, a taxpayer may elect to first apply the reduction to the basis of the taxpayer's depreciable assets, with any remaining balance applied to the other Tax Attributes in the order stated above. Additionally, Section 108(e)(2) of the IRC provides that no COD Income is realized to the extent that the taxpayer's satisfaction of the cancelled debt would have given rise to a tax deduction for United States federal income tax purposes. The effect of Section 108(e)(2) of the IRC, where applicable, is to allow the taxpayer's debt to be cancelled without the recognition of income by the taxpayer and without reduction of its Tax Attributes.

            Pursuant to the Plan, although an amount of Asbestos Claims will be paid, holders of Asbestos Claims may receive less than 100% of the face value of their Claims and thus an amount of Asbestos Claims also may be cancelled. However, such cancellation of Asbestos Claims generally will not result in COD Income to Reorganized Congoleum because payment of the Asbestos Claims would have given rise to tax deductions for Reorganized Congoleum. In addition, although the terms of the Amended Credit Agreement have not yet been determined, Congoleum believes it unlikely that the amendment of the Existing Credit Agreement will result in COD Income to Reorganized Congoleum. Although adoption of the Amended Credit Agreement likely will be viewed, for United States federal income tax purposes, as an exchange of one debt instrument for another, such deemed exchange will result in COD Income only if, among other things, the principal amount of the debt under the Amended Credit Agreement is less than the principal amount of the debt under the Existing Credit Agreement or if the interest rate on the debt under the Amended Credit Agreement is less than a certain threshold, neither of which is expected to occur.

            Notwithstanding the foregoing, in the event that the discharge of indebtedness pursuant to the Plan were to cause Reorganized Congoleum to recognize COD Income, Congoleum has not yet determined whether it would make the election under Section 108(b)(5) of the IRC to apply any required Tax Attribute reduction first to depreciable property, with any excess next applied to reduce other Tax Attributes. In this regard, as of December 31, 2002, Congoleum had net operating losses of approximately $7.1 million.


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      (b)   Transfers to the Plan Trust

            The Treasury regulations promulgated under Section 468B of the IRC provide that a fund, account, or trust will constitute a qualified settlement fund ("QSF") if it satisfies three conditions. First, the fund, account, or trust must be established pursuant to an order of or be approved by a government authority, including a court, and must be subject to the continuing jurisdiction of that government authority. Second, the fund, account, or trust must be established to resolve or satisfy one or more contested or uncontested claims that have resulted or may result from an event or related series of events that has occurred and that has given rise to at least one claim asserting liability arising from, among other things, a tort. Third, the fund, account, or trust must be a trust under applicable state law or have its assets physically segregated from the other assets of the transferor and persons related to the transferor.

            The transfer of property to a QSF generally is treated as a sale or exchange of that property. However, the issuance of a transferor's debt generally is not a transfer of property for this purpose and generally does not result in gain or loss to the transferor. A payment to a QSF generally is deductible when made, assuming that such payment otherwise constitutes an ordinary and necessary business expense. However, to the extent that debt issued by the transferor is transferred to a QSF, the transferor is entitled to a deduction only as the transferor makes principal payments. Additionally, no deduction is allowed with respect to the transfer of insurance proceeds to a QSF to the extent the transferred amounts are excludable from gross income of the transferor. If the settlement of an insurance claim occurs after the transfer of such claim to the QSF and a deduction has been taken with respect to such transfer, then the transferor must include in income the amounts received from the settlement of the insurance claim to the extent of the deduction.

            Assuming confirmation of the Plan, the Plan Trust will be established to satisfy Plan Trust Asbestos Claims alleged to arise out of a tort or torts, will be a trust under state law, and will be approved by the Bankruptcy Court or District Court and subject to its continuing jurisdiction. Accordingly, the Plan Trust will constitute a QSF. Certain insurance proceeds and certain rights under and security interests in insurance coverage will be transferred to the Plan Trust; Reorganized Congoleum also will transfer the Promissory Note to the Plan Trust. Although amounts transferred to a QSF generally are deductible, no deduction will be allowed to Reorganized Congoleum with respect to the transfer of insurance proceeds to the extent the transferred amounts are excludable from gross income of Reorganized Congoleum. Further, if the settlement of an insurance claim occurs after the transfer of such claim to the QSF and Reorganized Congoleum has taken a deduction with respect to such transfer, then Reorganized Congoleum will be required to include in income the amounts received from the settlement of the insurance claim to the extent of the deduction. With regard to the Promissory Note, Reorganized Congoleum will be entitled to tax deductions as it makes principal payments on the Promissory Note.

12.2. Tax Consequences to the Plan Trust

            Assuming that, as expected, the Plan Trust qualifies as a QSF, the Plan Trust will be required to pay taxes on its modified gross income, as defined in the Treasury regulations promulgated under Section 468B of the IRC, at the highest rate applicable to estates and trusts.


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The Plan Trust generally will not be required to include in income amounts transferred to it pursuant to the Plan, except that interest and original issue discount, if any, on the Promissory Note will be includible in gross income by the Plan Trust. The Plan Trust will not be entitled to deduct amounts that it pays with respect to Plan Trust Asbestos Claims, but will be entitled to deduct amounts paid for administrative costs and other incidental costs of the Plan Trust.

12.3. Tax Consequences to Certain Impaired Holders of Claims

            The United States federal income tax consequences to a holder of a Claim that is impaired and the character and amount of income, gain or loss recognized as a consequence of the Plan and the distributions provided for thereby will be determined by reference to the Claim in respect of which the distribution is made and as if the distribution were made directly by Reorganized Congoleum and accordingly will depend upon, among other things: (1) the nature of the Claim, (2) the manner in which a holder acquired the Claim,
(3) the length of time the Claim has been held, (4) whether the Claim was acquired at a discount, (5) whether the holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years, (6) whether the holder has previously included in income accrued but unpaid interest with respect to the Claim, (7) the method of tax accounting of the holder, and (8) whether the Claim constitutes a security for United States federal income tax purposes. Accordingly, each holder of a Claim is urged to consult its tax advisor regarding the tax consequences of the Plan to it.

      (a)   Holders of Asbestos Claims

            Under Section 104 of the IRC, to the extent that a payment from the Plan Trust to a holder of an Asbestos Personal Injury Claim constitutes damages on account of personal physical injuries or physical sickness of such holder, such payment will not constitute gross income to such holder, except to the extent that the payment is attributable to medical expense deductions taken under Section 213 of the IRC for a prior taxable year. A payment from the Plan Trust to a holder of an Asbestos Personal Injury Claim other than on account of personal physical injuries or physical sickness generally will be includible in gross income of such holder.

            A payment to a holder of an Allowed Asbestos Property Damage Claim generally will generate income or loss to the recipient in an amount equal to the difference between the payment received and such holder's tax basis in the damaged property.

      (b)   Holder of Lender Secured Claim

            As discussed above, the amendment of the Existing Credit Agreement likely will result in a deemed exchange, for United States federal income tax purposes, of the Existing Credit Agreement for the Amended Credit Agreement. Notwithstanding this, it is not expected that the holder of a Lender Secured Claim will realize income, gain or loss for United States federal income tax purposes as a result of this deemed exchange, assuming that the principal amount of the debt under the Amended Credit Agreement is the same as the principal amount of the debt under the Existing Credit Agreement and the interest rate on the Amended Credit Agreement exceeds a minimum threshold.


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

      (c)   Information Reporting and Backup Withholding

            Certain payments of Allowed Claims may be subject to information reporting by the Plan Trust to the Internal Revenue Service. Moreover, such reportable payments may be subject to backup withholding (currently at a rate of 28%) under certain circumstances. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's United States federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the Internal Revenue Service (generally, a United States federal income tax return).

                                   ARTICLE 13
                              FINANCIAL INFORMATION

13.1. General

            An analysis of the Company's financial condition appears in the Financial Statements attached hereto as Exhibit "C" and Exhibit "D". This information is provided to permit Claimants to better understand the Company's financial condition.

            Upon the commencement of the Reorganization Cases, the Company will be required to file monthly operating reports with the Bankruptcy Court. Such financial information will be on file with the Bankruptcy Court and publicly available for review. In addition, Congoleum will continue to make the filings required by the Securities Exchange Act of 1934, as amended.

                                   ARTICLE 14
         SOURCES OF INFORMATION PROVIDED AND THE ACCOUNTING METHOD USED

14.1. Sources of Information

            The information set forth in this Disclosure Statement was provided by and/or prepared in consultation with the Company.

14.2. Accounting Method

            The Company maintains its books and records on an accrual basis, in accordance with generally accepted accounting principles. The financial statements of the Company have been audited by the accounting firm of Ernst & Young through December 31, 2002.

                          RECOMMENDATION AND CONCLUSION

            The Company recommends that all holders of Claims in Classes 2, 3, 4, 9, 10 and 11 and holders of Interests in Class 12 vote to accept the Plan, and urges each of them to evidence such acceptance and approval, by instructing the holder of any proxy for them to vote


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to accept the Plan on their behalf, or by returning their ballots so that they will be received on or before the Voting Deadline.

            In the view of the Company, the Plan provides the best available alternative for maximizing the distributions that holders of Asbestos Claims will receive from the Estates.


         (THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK)


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            The undersigned has executed this Disclosure Statement as of the
27th day of October 2003.

                                    Respectfully submitted,

                                    CONGOLEUM CORPORATION


                                    By:    /s/ Roger S. Marcus
                                           -----------------------------------
                                    Name:  Roger S. Marcus
                                    Title: Chief Executive Officer and President


                                    CONGOLEUM FISCAL, INC.


                                    By:    /s/ Roger S. Marcus
                                           -----------------------------------
                                    Name:  Roger S. Marcus
                                    Title: President


                                    CONGOLEUM SALES, INC.


                                    By:    /s/ Roger S. Marcus
                                           -----------------------------------
                                    Name:  Roger S. Marcus
                                    Title: President

SAUL EWING LLP
Norman L. Pernick, Esq.
Domenic E. Pacitti, Esq.
200 Delaware Avenue
Wilmington, Delaware 19899
Tel: (302) 421-6800
Fax: (302) 421-6813

and

Jeffrey C. Hampton
Centre Square West
1500 Market Street
Philadelphia, Pennsylvania 19102-2186
Tel: (215) 972-7777
Fax: (215) 972-7725

ATTORNEYS FOR CONGOLEUM CORPORATION,
CONGOLEUM FISCAL, INC. and CONGOLEUM SALES, INC.


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